                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

                                 BY AND BETWEEN

                          KEYBANK NATIONAL ASSOCIATION

                                      AND


             FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF WOOSTER


                                  DATED AS OF

                                  MAY 16, 1997















(North Central Ohio)

                              INDEX OF DEFINITIONS
                              --------------------



AGREED VALUE shall mean, with regard to the Owned Real Estate and the Leasehold Estate, its value as reflected by the Appraisal. Agreed Value shall mean, with regard to the furniture, fixture and equipment which constitute part of the Assets, the net book value determined as of the most recent month end preceding the Closing Date under generally accepted accounting principles (the "Net Book Value") of such furniture, fixture and equipment. In no event shall the Agreed Value of the furniture, fixtures and equipment at any Branch be less than $5,000.00.

APPRAISAL shall mean, with regard to the Owned Real Estate and the Leasehold Estate, a limited summary format appraisal of its Fair Market Value furnished by an Appraiser reasonably acceptable to Seller and Purchaser. For purposes of this Agreement, "APPRAISER" shall mean a reputable appraiser certified as an MIA appraiser with at least five (5) years' experience within the previous ten (10) years as a real estate appraiser working in the geographic region in which the Owned Real Estate or Leasehold Estate to be appraised is located, with knowledge of market values and practices. The cost of the Appraisal shall be paid equally by each party hereto.

BRANCH(ES) shall mean each of Seller's branches identified on Schedule A hereto.

CODE shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

ENCUMBRANCE shall mean all mortgages, claims, liens, encumbrances, easements, limitations, restrictions, commitments and security interests, except for statutory liens securing payments not yet due, liens incurred in the ordinary course of business and such other liens or encumbrances which do not materially adversely affect the use of the properties or assets subject thereto or affected thereby or which otherwise do not materially impair business operations at such properties.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

EXCLUDED DEPOSITS shall mean: (a) any individual retirement account or similar account created by a trust for the exclusive benefit of an individual or his beneficiaries in accordance with the provisions of Section 408 of the Code and any simplified employee pension account established in accordance with Section 408(k) of the Code which hold investments in non-deposit instruments; (b) deposits which have been pledged to secure, or as to which the owner is an obligor with regard to, any extension of credit by Seller or an affiliate of Seller other than a Loan, (c) in the event that the Loans are rejected by Purchaser pursuant to Section 1.08(b) hereof, deposits which have been pledged to secure any Loan and (d) any deposits obtained directly or indirectly through a "deposit broker" (as that term is defined in Section 337.6(a)(5) of the Rules and Regulations of the FDIC, 12 CFR Section 337.6(a)(5)).

FAIR MARKET VALUE shall mean, with regard to the Owned Real Estate and the Leasehold Estate, the price in terms of money which it will bring, free and clear of all indebtedness and, in the case of the Leasehold Estate, subject to all of the terms of the Lease creating such Leasehold Estate, if exposed to the open market, allowing a reasonable time to find a purchaser, who buys with the intention of using the Owned Real Estate or the Leasehold Estate for conducting the business of banking.

FEDERAL FUNDS RATE shall mean the "near closing bid" federal funds rate published in the WALL STREET JOURNAL on the first business day following the Closing.



(North Central Ohio)

KNOWLEDGE shall mean, with regard to Article X hereof, the actual present knowledge as of the date hereof, without further investigation, of any Vice President in KeyCorp's Corporate Real Estate Group and, with regard to Sections 3.01(j) and 5.01 hereof, the actual present knowledge as of the date hereof, without further investigation, of any officer that holds the title of Senior Vice President or above of Seller and has responsibility with respect to the operations conducted at the Branches.

MEDIATOR shall mean the firm of Deloitte & Touche LLP.

PERMITTED EXCEPTIONS shall mean, with respect to the Owned Real Estate or the Leasehold Estate, (a) those standard printed exceptions appearing as Schedule B items in a standard American Land Title Association ("ALTA") owner's or leasehold title insurance policy, as the case may be, (provided, however, that if Purchaser elects to obtain a survey as to any of the Owned Real Estate or Leasehold Estate, the Permitted Exceptions for such Owned Real Estate or Leasehold Estate shall not include the standard exception for matters that would be disclosed by a survey, but shall include specific exceptions, if any, disclosed by such survey provided that such specific exceptions are otherwise included in the definition of Permitted Exceptions), (b) statutory liens for current real estate taxes or assessments, both general and special, not yet due, or if due not yet delinquent, or the validity of which is being contested in good faith by appropriate proceedings; (c) all zoning laws and rulings, easements, rights of way, and restrictions of record; (d) such other liens, imperfections in title, charges, easements, restrictions, and encumbrances (but in all cases excluding those which secure borrowed money) which individually and in the aggregate are not material in character, amount, or extent, or do not materially detract from the value of, or materially interfere with, the present use of, any Owned Real Estate or any Leasehold Estate subject thereto or affected thereby; (e) any exceptions to title arising from the action, inaction, or status of Purchaser; and (f) such other exceptions as are approved in writing by Purchaser.

REGULATORY APPROVALS shall mean all approvals, permits, authorizations, waivers, or consents of governmental agencies or authorities necessary or appropriate to permit consummation of the transaction contemplated hereby.

























(North Central Ohio)

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT


This Branch Purchase and Assumption Agreement ("Agreement"), dated as of May 16, 1997, is made by and between KeyBank National Association, a national banking association ("Seller"), and First Federal Savings and Loan Association of Wooster, a federal savings association ("Purchaser"). Certain definitions used herein are set forth in the Index of Definitions of this Agreement.

In consideration of the mutual promises hereinafter contained and other good and valuable consideration, Seller and Purchaser hereby agree as follows:


                                   ARTICLE I

                                THE TRANSACTION

        1.01 THE TRANSACTION. Subject to the terms and conditions set forth in this Agreement, at the Closing, (a) Purchaser shall purchase the Assets and shall assume the Liabilities, and Seller shall assign, transfer, convey, and deliver to Purchaser, free and clear of all Encumbrances, all of Seller's right, title and interest in and to such Assets and such Liabilities and (b) Purchaser shall assume and thereafter honor and fully and timely pay, perform and discharge all of Seller's obligations and liabilities of every type and character relating to the Assets and Liabilities. Purchaser understands and agrees that it is purchasing only the Assets (and assuming only the Liabilities) specified in this Agreement and, except as may be expressly provided for in this Agreement, Purchaser has no interest in, right to, or obligations relating to any other business relationship which Seller may have with any customer of any of the Branches.

        1.02    ASSETS AND LIABILITIES PURCHASED AND ASSUMED.

        (a)     ASSETS. For purposes of this Agreement, "ASSETS" shall mean:

                (i) all real property owned by Seller on which Branches are located, including all of Seller's rights in and to all improvements thereon ("OWNED REAL ESTATE") and all leasehold estates held by Seller ("LEASEHOLD ESTATE") in and to any real estate on which any of the Branches is situated, including all of Seller's rights in and to all improvements thereon ("LEASED REAL ESTATE");

                (ii) all furniture, fixtures and equipment that are located in or necessary for the conduct of business in the ordinary course at any Branch (including Automated Teller Machines ("ATMs"), if any, and branch teller and platform automation equipment, if any);

                (iii) safe deposit agreements relating to safe deposit boxes located at the Branches;

                (iv) all loans (exclusive of any reserve for possible loan losses) that are attributable to the Branches, including all loans made in the ordinary course of business consistent with Seller's credit standards between the date of this Agreement and the Closing, including all documents executed or delivered in connection with any loan and any and all collateral relating to any such loan and all rights in relation thereto attributable to the Branches at the Closing (the "LOANS") (unless the Loans are rejected by Purchaser pursuant to Section 1.08(b) hereof);



(North Central Ohio)

        (v) all rights of Seller under any service or similar contracts in effect as of the Closing Date with non-affiliated third-party service providers which relate solely to the operations of the Branches to the extent such contracts are assignable;

        (vi) all cash on hand (I.E., all petty cash, vault cash, teller cash, ATM cash, and prepaid postage) at the Branches as of the Closing; and

        (vii) all prepaid expenses identified as an asset on the final closing statement.

(b) LIABILITIES. For purposes of this Agreement, "LIABILITIES" shall mean all of Seller's obligations and liabilities of every type and character relating to all deposit accounts, including accrued interest, which are reflected on the books of Seller as of the Closing and are attributable to the Branches, including, without limitation, all passbook accounts, statement savings accounts, checking, Money Market and NOW accounts, certificates of deposit, individual retirement accounts, simplified employee pension accounts, saving incentive match plan for employees accounts, Keogh accounts, and repurchase agreements except for the Excluded Deposits (the "ASSUMED DEPOSITS"). Liabilities shall also include:

        (i) all obligations due under any service or similar contracts, in effect at the Closing, relating to the operations of the Branches, to the extent such contracts are included in 1.02(a)(v);

        (ii) all of Seller's obligations and liabilities, arising from and after the Closing Date, to the extent attributable to the Assets and the Assumed Deposits; and

        (iii) all accrued and unpaid expenses identified as a liability on the final closing statement.

1.03    PRELIMINARY CLOSING STATEMENT AND PAYMENT.

(a) PRELIMINARY CLOSING STATEMENT. Not less than five (5) days prior to the Closing Date, Seller shall deliver to Purchaser a proposed preliminary closing statement, in the form of Schedule B to this Agreement, completed as at a date mutually agreed to by the parties. The parties shall agree upon the preliminary closing statement before the Closing Date, and it shall be the basis of a preliminary payment to be made to Purchaser's account, or to Seller's account, as the case may be, on the Closing Date (the "PRELIMINARY PAYMENT").

(b) PRELIMINARY PAYMENT. Subject to the terms and conditions hereof, at the Closing, Seller shall wire transfer to Purchaser immediately available funds equal to: (i) the sum of (A) the amount of the Assumed Deposits (including accrued and unpaid interest thereon) reflected on the preliminary closing statement and (B) the amount of all accrued and unpaid expenses reflected as a liability on the preliminary closing statement; LESS (ii) an amount equal to the sum of: (A) twelve and fifteen hundredths percent (12.15%) of the Assumed Deposits based on a 30-day average prior to Closing; (B) the amount of cash on hand at the Branches as of the Closing; (C) the sum of $192,000, representing the Agreed Value of all furniture, fixtures, and equipment constituting part of the Assets; (D) the Agreed Value of the Owned Real Estate and the Leased Real Estate; (E) the amount of all prepaid expenses of Seller as reflected as an asset on the preliminary closing statement; (F) the Net Book Value of all Loans, plus accrued and unpaid interest thereon as reflected on the preliminary closing statement; and (G) the amount of estimated sales taxes, if any, to be paid by Purchaser in connection with the transaction contemplated hereby.


(North Central Ohio)

(c)     PURCHASER PAYMENT. In the event that the amount equal to subclause
        (b)(ii) above exceeds the amount equal to subclause (b)(i) above, the amount of such excess shall constitute an amount due from Purchaser to Seller and shall be paid to Seller at the Closing.

        1.04 FINAL CLOSING STATEMENT AND ADJUSTMENT PAYMENT. Not more than fifteen (15) days after the Closing Date, Seller shall provide Purchaser with a proposed final closing statement, which shall be calculated as of the Closing Date and the parties shall promptly agree upon the final closing statement. The final closing statement shall be in a form consistent with the preliminary closing statement. On the first business day after Purchaser agrees to the final closing statement or Seller is notified of any determination as to the final closing statement under Section 1.05 below, Seller shall wire transfer to Purchaser (or Purchaser shall wire transfer to Seller, as the case may be) in immediately available funds an amount equal to the amount by which the final payment reflected on the final closing statement indicates an amount in excess of (or any amount less than) the Preliminary Payment paid at Closing (the "ADJUSTMENT PAYMENT"), plus interest, at a rate per annum equal to the Federal Funds Rate.

        1.05 DISPUTES AND MEDIATION; PAYMENT OR FEES. If Purchaser disagrees with the final closing statement, then Purchaser shall contact Seller and Purchaser and Seller shall cooperate to resolve the matters in dispute. If the parties are unable to agree on a final closing statement, then Purchaser or Seller may submit the matter to the Mediator which shall determine all disputed portions of the final closing statement; provided, however, that if the fees of the Mediator as estimated by the Mediator would exceed 50% of the net amount in dispute, the parties agree that such firm will not be engaged by either party and that such net amount in dispute will be equally apportioned between Seller and Purchaser. The parties shall each pay one-half of the fees and expenses of the Mediator. The final closing statement, as agreed upon by the parties and/or determined under this subsection, shall be final and binding upon the parties.

        1.06 PRORATION OF CERTAIN EXPENSES. All prepaid expenses and all accrued and unpaid expenses shall be prorated between Purchaser and Seller as of the Closing Date; provided, however, that (i) all property Taxes as to the Owned Real Estate shall be prorated on the basis of the most recently certified tax duplicate and rates; (ii) all real property taxes and other expenses or charges required to be paid by Seller as tenant under any lease pursuant to which Seller leases any of the Leased Real Property ("LEASE") shall be prorated based upon amounts paid by Seller during the current lease year as to any period that includes but extends after the Closing Date; (iii) all utility payments paid (excluding any such payment paid by Seller to a landlord, which shall be covered by clause (ii) hereof) shall be prorated on the basis of the best information available at the Closing Date. All security deposits under any Lease, together with any accrued but unpaid interest payable thereon, shall be credited to Seller. All prepaid expenses that are allocable to Purchaser hereunder shall appear as an asset on the preliminary or final closing statement. To the extent that expenses allocable to Seller hereunder have been accrued and not paid by Seller prior to the Closing Date, they shall appear as a liability on the preliminary or final closing statement. There shall be no post-closing adjustment for any of the foregoing.

        1.07 ALLOCATION AND REIMBURSEMENT OF REAL ESTATE EXPENSES. All expenses attributable to the Owned Real Estate and the Leasehold Estate incurred in connection with the acquisition of the Branches by Purchaser shall be allocated to and solely borne by Purchaser except for standard title insurance commitment fees and title examination fees for the Owned Real Estate which shall be paid by Seller.

        1.08    LOANS.

        (a) LOAN INFORMATION. Prior to the date hereof, Seller provided to Purchaser certain information relating to the Loans to be transferred to Purchaser, which included, among other data, summary information relating to loan delinquencies.



(North Central Ohio)

        (b) OPPORTUNITY TO REVIEW AND REJECT LOANS. Following the date hereof, Purchaser shall be provided with the opportunity to conduct a limited due diligence review of the Loans for the purpose of determining whether Purchaser desires to purchase the Loans in their entirety. Within fourteen (14) days after the date upon which Purchaser is first provided access to documentation relating to the Loans, Purchaser shall notify Seller as to whether Purchaser shall accept or reject the Loans, provided however, that Purchaser shall only be permitted to accept or reject all of the Loans other than overdraft lines directly attributable to the Assumed Deposits. In the event that Purchaser notifies Seller that it intends to reject the Loans, the payment under Section 1.03(b) shall be calculated without giving effect to any amounts described in (F) thereunder.

        (c) LOAN DOCUMENTATION. Seller shall indemnify Purchaser for any and all losses which arise as a direct result of the failure of Seller to have delivered to Purchaser all necessary documentation with respect to any Loan, provided, however, that Seller shall not be obligated to indemnify Purchaser pursuant to this Section 1.08(c) in the event that Purchaser shall not have notified Seller of the missing documentation within sixty (60) days following the Closing. For purposes of this provision, a "loss" shall mean a loss of the principal balance of the affected Loan outstanding as of the Closing Date and any interest accrued thereon.

        1.09 SUCCESSOR CUSTODIAN. Effective at the Closing, Seller hereby appoints Purchaser as the successor custodian to Seller under the Liabilities consisting of individual retirement accounts, simplified employee pension accounts, saving incentive match plan for employee accounts, and Keogh accounts and Purchaser hereby accepts from Seller the appointment to serve in such capacity from and after the Closing Date.


                                   ARTICLE II

              OBLIGATIONS OF THE PARTIES PRIOR TO THE CLOSING DATE

        2.01 COVENANTS OF SELLER. Seller hereby covenants to Purchaser that, from the date hereof until the Closing Date or by such earlier time as may be specified in this Agreement, it will do or cause the following to occur:

        (a) OPERATION OF BRANCHES. Seller shall continue to operate and maintain the Branches in a manner consistent with its customary practices and in a condition substantially the same as exists on the date hereof (ordinary wear and tear and casualty excepted).

        (b) INFORMATION CONCERNING BRANCHES. Seller shall use its reasonable efforts to furnish Purchaser, its agents, or representatives reasonable access to, and permit Purchaser to make or cause to be made such reasonable investigation of, information and materials relating to the financial and physical condition of the Branches as Purchaser reasonably deems necessary or advisable; provided, further, that nothing in this Section 2.01(b) shall be deemed to require Seller to breach any obligation of confidentiality or to reveal any proprietary information, trade secrets, or marketing or strategic plans.

        (c) CREATION OF ENCUMBRANCES. Seller shall not voluntarily create any Encumbrances affecting the Owned Real Estate.

        (d) INSURANCE. Seller will maintain in effect until and including the Closing Date all casualty and public liability policies relating to the Branches and maintained by Seller on the date hereof or procure comparable replacement policies and maintain such replacement policies in effect until and including the Closing Date.

(North Central Ohio)

        (e) RIGHT TO INTERVENE. In the event that any claim, protest, suit or other proceeding is instituted against Purchaser under this Agreement, Seller shall have the right, at its discretion and expense, to intervene in such litigation, and Purchaser hereby consents to such intervention.

        2.02 COVENANTS OF PURCHASER. Purchaser hereby covenants to Seller that, from the date hereof until the Closing Date or by such earlier time as may be specified in this Agreement, it will do or cause the following to occur:

        (a) CERTAIN APPLICATIONS. Not later than fourteen (14) days after the date hereof, Purchaser shall prepare and submit for filing, at no expense to Seller, applications to all regulatory agencies required by Purchaser to obtain the Regulatory Approvals. Purchaser shall promptly deliver to Seller a copy of such applications and any supplement, amendment, or item of additional information in connection therewith. Purchaser shall also promptly deliver to Seller a copy of each material notice, order, opinion, approval or denial and other item of correspondence received by Purchaser from the regulatory agencies and shall keep Seller promptly informed of developments and progress with respect to such matters. Purchaser hereby represents that it knows of no reason why it should not obtain all Regulatory Approvals in a timely manner.

        (b) REAL ESTATE LEASE CONSENTS. In connection with the consent and release noted in Section 2.03 hereof, Purchaser shall provide to Seller within five (5) days after the date hereof current financial information concerning Purchaser for Seller's transmittal to the landlord under each Lease and shall provide promptly to Seller any other information requested by such landlord.

        2.03 COVENANTS OF BOTH PARTIES. Seller hereby covenants to Purchaser, and Purchaser hereby covenants to Seller, that, from the date hereof until the Closing, such party shall cooperate fully in obtaining, and make all reasonable efforts to obtain, any third party consents which are required to consummate the transaction contemplated by this Agreement, including, without limitation, (a) an estoppel certificate of each landlord in the form attached hereto as Schedule G, if the landlord agrees to execute such estoppel certificate, (b) the written consent of each landlord under a Lease to the assignment and assumption by Purchaser of such Lease or, if the landlord does not so consent, and if such consent is necessary to validly effect such assignment or assumption or sublease, to a sublease of the premises demised by such Lease, and (c) in either case, the release of Seller from all obligations and liabilities under any such Lease from and after the Closing Date (provided, however, that this Section 2.03 shall not obligate Seller to make any payment or to execute any indemnification or guaranty or other similar instrument which would render Seller liable for any obligations, liabilities or duties of Purchaser arising out of such Lease from and after the Closing Date). Each of Seller and Purchaser also hereby covenant to the other that it shall cooperate fully in promptly selecting an Appraiser and shall make all reasonable efforts to obtain an Appraisal of the Owned Real Property and the Leasehold Estate within thirty (30) days of the date hereof.

2.04    SELLER'S AND PURCHASER'S RIGHTS AND OBLIGATIONS REGARDING TITLE MATTERS.

        (a) TITLE COMMITMENTS. Seller, at its sole expense, shall deliver to Purchaser not later than thirty (30) days after the date hereof, with respect to the Owned Real Estate, title commitments for issuance of ALTA Owner's Policies of Title Insurance (collectively, the "TITLE COMMITMENTS" and individually, a "TITLE COMMITMENT") issued not earlier than thirty (30) days prior to the execution of this Agreement and issued by a title insurance company authorized to do business in the state in which the Owned Real Estate is located designated by Seller (the "TITLE COMPANY").

        (b) SURVEYS. For thirty (30) days from the date hereof, Purchaser shall have the right, but not the obligation, to obtain, at Purchaser's sole cost and expense, (i) surveys as to any or all of the Owned

(North Central Ohio)

                Real Estate or the Leasehold Estate and (ii) title commitments for issuance of ALTA Leasehold Policies of Title Insurance as to the Leasehold Estate from the Title Company ("Leasehold Title Commitment"). Purchaser shall cause a true and complete copy of each survey to be promptly delivered to Seller and to the Title Company. Purchaser shall cause a true and complete copy of each Leasehold Title Commitment to be promptly delivered to Seller.

        (c) TITLE DEFECTS. (i) Ten (10) days after receipt by Purchaser of an original Title Commitment or any survey or Leasehold Title Commitment obtained pursuant to Section 2.04(b) hereof, Purchaser shall give Seller and the Title Company written notice of any defect(s) disclosed in such Title Commitment, survey or Leasehold Title Commitment that: (w) is (are) not included in the exceptions specifically identified on the Title Commitment or Leasehold Title Commitment; (x) is(are) not included in clauses (a)-(d) of the definition of Permitted Exceptions related to the applicable Owned Real Estate or Leased Real Estate; (y) that materially adversely affect(s) the business of the Branch situated upon such Owned Real Estate or Leased Real Estate; and (z) which Purchaser does not approve. Failure of Purchaser to provide such notice on a timely basis shall constitute a waiver by Purchaser of any matter(s) disclosed in such Title Commitment, survey or Leasehold Title Commitment and thereupon such matter(s) shall be deemed included in clause (b) of the definition of Permitted Exceptions set forth in this Agreement.

                (ii) If the notice referred to in (i) above is timely given by Purchaser, Seller shall, within ten (10) days of such notice, notify Purchaser and the Title Company as to whether Seller shall cure or remove any defect(s). Following Seller's notice to Purchaser and the Title Company that Seller elects not to cure any defect(s), Purchaser must elect, within five (5) days, as its sole remedy hereunder with respect to such defect(s), to terminate this Agreement as to the Assets and Liabilities attributable to the Branch situated upon the affected Owned Real Estate and/or Leased Real Estate. Purchaser's failure to make such an election shall be deemed to be a waiver of such defect(s) and such defect(s) shall be included in the Permitted Exceptions and shown as Permitted Exceptions in the deed and the title policy relating to such Owned Real Estate or Leasehold Estate.

                (iii) Seller shall cause the Title Company to update the Title Commitments and Purchaser may, at its sole cost and expense, cause the Title Company to update Leasehold Title Commitments, as of the business day prior to the Closing Date. In the event that the updated Title Commitment or Leasehold Title Commitment as to any Owned Real Estate or Leasehold Estate discloses any defect(s) not included in the original Title Commitment, survey or Leasehold Title Commitment, the procedure set forth in (ii) above shall apply.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

        3.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

        (a) CORPORATE ORGANIZATION AND AUTHORITY. Seller is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America with corporate power to carry on its business as presently conducted at the Branches. Seller is an insured bank, as defined in the Federal Deposit Insurance Act and applicable regulations thereunder ("FDIA"). Seller is a member of the Bank Insurance Fund of the FDIC ("BIF") and pays deposit insurance assessments to BIF and the Savings Association Insurance Fund. Seller is in compliance in all material respects with

(North Central Ohio)
                all applicable fair lending laws, rules and regulations, including without limitation the Community Reinvestment Act of 1977, as amended. Seller has all requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transaction contemplated hereby, and this Agreement is a valid and binding obligation of Seller in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights generally, whether applied at law or equity, and to general equity principals.

        (b) EFFECTIVE AGREEMENT. Subject to the receipt of any and all Regulatory Approvals and required third party consents, the execution, delivery, and performance of this Agreement by Seller and the consummation of the transaction contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create an Encumbrance, under any of the provisions of the Charter or By-Laws of Seller, under any judgment, decree, or order, under any law, rule, or regulation of any government or agency thereof, or under any material contract or instrument to which Seller is subject, where such conflict, breach, violation, default, acceleration, or Encumbrance would have a material adverse effect on the business of any Branch or Seller's ability to perform its obligations hereunder.

        (c) INDIVIDUAL RETIREMENT ACCOUNTS. The Individual Retirement Custodial Account Agreement (i.e. Internal Revenue Service Model Form 5305-A with certain supplementary provisions) used at the Branches materially meets the criteria for the establishment of an "individual retirement account" as specified in Section 408(a) of the Code in all material respects.

        (d) SIMPLIFIED EMPLOYEE PENSION ACCOUNTS. The Simplified Employee Pension - Individual Retirement Account Agreement (i.e. Internal Revenue Service Model Form 5305-SEP with certain supplementary provisions) and the Salary Reduction and Other Elective Simplified Employee Pension - Individual Retirement Account Agreement (i.e. Internal Revenue Service Model Form 5305A-SEP with certain supplementary provisions) used at the Branches materially meets the criteria for the establishment of a "simplified employee pension" as specified in Section 408(k) of the Code in all material respects.

        (e) SAVING INCENTIVE MATCH PLAN FOR EMPLOYEES ACCOUNTS. The Saving Incentive Match Plan for Employees of Small Employers Agreement (i.e. Internal Revenue Service Model Form 5305-SIMPLE with certain supplementary provisions) used at the Branches materially meets the criteria for the establishment of a "saving incentive match plan for employees" as specified in Section 408(p) of the Code in all material respects.

        (f) KEOGH ACCOUNTS. The custodial agreement for the retirement plan for self-employed individuals used at the Branches materially meets the criteria for the establishment of a "Keogh plan" as specified in Section 401(a) and Section 401(c) of the Code in all material respects.

        (g) NO BROKER. No broker or finder, or other party or agent performing similar functions, has been retained by Seller or is entitled to be paid based upon any agreements, arrangements, or understandings made by Seller in connection with the transaction contemplated hereby, and no brokerage fee or other commission has been agreed to be paid by Seller on account of such transaction.

        (h) ENVIRONMENTAL. Seller makes the representations and warranties to Purchaser set forth in Section 10.01 hereof.



(North Central Ohio)

        (i) ASSETS. The fixed Assets material to the operations of each of the Branches are in adequate working condition for the conduct of the business at each of the Branches currently conducted by Seller except for ordinary wear and tear.

        (j) DEPOSITS. All of the Assumed Deposits have been administered and, to Seller's knowledge, originated, in material compliance with the documents governing the relevant type of deposit account and all applicable laws. The Assumed Deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC up to the current applicable maximum limits, and no action is pending or, to Seller's knowledge, threatened by the FDIC with respect to the termination of such insurance.

        (k) LIMITATION OF WARRANTIES. Except as otherwise specifically provided for in this Agreement, Seller makes no representations or warranties whatsoever with respect to the Assets or the Liabilities, express or implied, including, without limitation, any warranties with respect to merchantability, fitness, title, enforceability, collectibility, documentation or freedom from liens or encumbrances (in whole or in part).


        3.02 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

        (a) CORPORATE ORGANIZATION, AUTHORITY AND COMPLIANCE. Purchaser is a federal savings association duly organized, validly existing, and in good standing under the laws of the United States of America with corporate power to own its properties and to carry on its business as presently conducted, except where the failure of Purchaser to have such corporate power would not have a material adverse effect on the ability of Purchaser to perform its obligations hereunder. Purchaser is an insured bank, as defined in the FDIA. Purchaser has all requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to consummate the transaction contemplated hereby, and this Agreement is a valid and binding obligation of Purchaser in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights generally, whether applied at law or equity, and to general equity principals. Purchaser is in compliance with all applicable fair lending laws, rules and regulations including but not limited to the Community Reinvestment Act of 1977, as amended.

        (b) EFFECTIVE AGREEMENT. Subject to the receipt of any and all Regulatory Approvals and required third party consents, the execution, delivery, and performance of this Agreement by Purchaser and the consummation of the transaction contemplated hereby, will not conflict with, result in the breach of, constitute a violation or default, result in the acceleration of payment or other obligations, or create an Encumbrance, under any of the provisions of the Articles of Association or By-Laws of Purchaser, under any judgment, decree, or order, under any law, rule, or regulation of any government or agency thereof, or under any material contract or instrument to which Purchaser is subject, where such conflict, breach, violation, default, acceleration, or lien would have a material adverse effect on Purchaser's ability to perform its obligations hereunder.

        (c) NO BROKER. No broker or finder, or other party or agent performing similar functions, has been retained by Purchaser or is entitled to be paid based upon any agreements, arrangements, or understandings made by Purchaser in connection with the transaction contemplated hereby, and no


(North Central Ohio)
                brokerage fee or other commission has been agreed to be paid by Purchaser on account of such transaction.

        (d) REGULATORY MATTERS. (i) There are no pending, or, to Purchaser's knowledge, threatened or contemplated, disputes or controversies (including any written order, decree, agreement or memorandum of understanding, or Commitment Letter or similar submission) with, to or between Purchaser and any federal, state or local governmental agency or authority that, individually or in the aggregate, would have a material adverse effect on Purchaser's ability to perform any of its obligations hereunder.

                (ii) Purchaser is, and on a PRO FORMA basis giving effect to the transaction contemplated hereby will be, (A) at least "well capitalized", as defined for purposes of the FDIA, and (B) in compliance with all capital requirements, standards and ratios required by each state or federal bank regulator with jurisdiction over Purchaser, including, without limitation, any such higher requirements, standard or ratio as shall apply to institutions engaging in the acquisition of insured institution deposits, assets or branches, and no such regulator is likely to, or has indicated that it will, condition any of the Regulatory Approvals upon an increase in Purchaser's capital or compliance with any capital requirements, standard or ratio.

                (iii) Purchaser has no knowledge that it will be required to divest deposit liabilities, branches, loans or any business or line of business as a condition to the receipt of any of the Regulatory Approvals.

                (iv) Each of the subsidiaries or affiliates of Purchaser that is an insured depository institution was rated "Outstanding" following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Purchaser has received no notice of and has no knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

        (e) FINANCING AVAILABLE. Purchaser's ability to consummate the transactions contemplated by this Agreement is not contingent on raising any equity capital, obtaining specific financing thereof, obtaining the consent of any lender or any other matter.

        3.03 SURVIVABILITY; NO INDEMNIFICATION. The representations and warranties of Seller and Purchaser contained or referred to in this Agreement or in any certificate, schedule, or other instrument delivered or to be delivered pursuant to this Agreement shall not survive beyond the Closing and neither Seller nor Purchaser shall have any obligation whatsoever after the Closing to indemnify, defend, or hold the other harmless for any loss, cost, charge, liability or expense arising as a result of the inaccuracy or breach of any such representation or warranty. Nothing in this provision shall affect the rights and obligations of the parties provided for in Sections 1.08(c), 4.02(a), 6.03 and 10.02 hereof.


                                   ARTICLE IV

                               EMPLOYEE BENEFITS

        4.01 LIST OF BRANCH EMPLOYEES; HANDBOOK. Names of all employees (including full and part-time employees, employees on short term disability and employees on leave of absence and excluding employees on long-term disability) employed by the Seller and assigned to the Branches as of the date hereof (the "BRANCH EMPLOYEES"), and, as to each Branch Employee, such employee's date of hire and current compensation are listed on attached

(North Central Ohio)

Schedule C. At least ten days prior to the Closing Date, Seller shall update Schedule C to a date within 15 days prior to the Closing Date.

        4.02 ACTIONS TO BE TAKEN BY PURCHASER WITH RESPECT TO BRANCH EMPLOYEES. Purchaser covenants to Seller that it will do or cause the following to occur:

        (a) OFFER OF EMPLOYMENT. Seller shall make available and Purchaser shall hire, as of the Closing Date, all Branch Employees, at salaries, or at base wages, not less than the current salaries or base wages paid to such Branch Employees as of the Closing Date. Purchaser shall be responsible for all obligations (including any obligation to provide notices) or liabilities, if any, which may arise in connection with any Branch Employee under the Workers Adjustment and Retraining Notification Act (the "WARN ACT") and Purchaser shall indemnify Seller for any and all losses which Seller may incur under the WARN Act in connection with any Branch Employee due to actions taken by Purchaser.

        (b) EMPLOYEE BENEFITS. All Branch Employees shall be eligible to participate in Purchaser's employee benefit plans and fringe benefit plans (including, without limitation, pension and profit sharing plans, retirement income and post retirement welfare benefits, health insurance benefits (medical and dental), disability, life and accident insurance, sickness benefit, vacation, employees' loans, and banking privileges) on the same basis as such plans and benefits exist and are offered to employees of Purchaser with comparable positions with Purchaser. Purchaser shall credit such Branch Employees for their length of service with Seller, its predecessors, or its affiliates, for all purposes under each employee benefit and fringe benefit plan to be provided by Purchaser to such Branch Employees and for purposes of vesting and eligibility (but not for purposes of benefit accrual) under any pension benefit plan as defined in
                Section 3(2) of ERISA.

        (c) CREDITED SICKNESS DAYS. If Purchaser offers a salary continuation or similar program for employees unable to work for medical reasons, the Branch Employees shall be credited under any program of Purchaser with at least the number of sickness and/or personal benefit days accrued under Seller's program at the Closing Date. After the Closing Date, the Branch Employees shall accrue additional sickness and/or personal benefit days in accordance with the terms of Purchaser's program.

        (d) PRE-EXISTING CONDITION. Purchaser agrees that any pre-existing condition clause in any of Purchaser's health or disability insurance coverage shall not be applicable to the Branch Employees or their dependents.

        (e) SEVERANCE PAY. Seller's severance policy and Purchaser's severance policy, if any, are attached hereto as Schedule D. Effective as of the Closing Date, Purchaser shall assume liability for all severance benefits payable to any Branch Employee who is terminated by Purchaser after the Closing Date. For a period of one (1) year following the Closing Date, Purchaser shall provide such benefit pursuant to either Purchaser's severance policy or Seller's severance policy, whichever is greater, and Purchaser shall compute severance benefits by giving all Branch Employees full credit for all years of service with Seller, its affiliates, and predecessors, in accordance with Section 4.02(b). In the event that Purchaser does not maintain a severance policy, Purchaser will adopt a severance policy for a period of one (1) year from the Closing Date on a basis consistent with the terms of Seller's severance policy in existence on the Closing Date as disclosed in writing to Purchaser by Seller on or prior to the date hereof. After the initial one-year period, Purchaser shall provide Branch Employees with severance benefits in accordance with Purchaser's severance policy, if any, in accordance with their years of service as credited under this Agreement.


(North Central Ohio)

        (f) SUCCESSOR EMPLOYER. Purchaser agrees it will qualify as a successor employer of Branch Employees for withholding tax purposes.

        (g) PAYMENT OF CLAIMS. Purchaser assumes responsibility for (i) payment of any medical, dental, health and disability claims incurred by Branch Employees on or after the Closing Date and
                (ii) Continuation Coverage (as defined in Section 4.03(d) below) to any Branch Employee (and each Branch Employee's qualified beneficiaries) whose qualifying event occurs on or after the Closing Date.

        4.03 ACTIONS TO BE TAKEN BY SELLER WITH RESPECT TO BRANCH EMPLOYEES. Seller covenants to Purchaser that it will do or cause the following to occur:

        (a) ACCRUED BENEFITS. Seller agrees to remain responsible for the payment of all accrued benefits to such Branch Employees who are participants or retirees in accordance with the terms of Seller's retirement income plans. Purchaser shall not at any time assume any liability for the benefits of any active or any terminated, vested, or retired participants whose benefit accrued prior to the Closing Date under Seller's retirement income plans.

        (b) PAYMENT OF CLAIMS. Seller shall retain the responsibility for payment of all medical, dental, health and disability claims incurred by a Branch Employee prior to the Closing Date, and Purchaser shall not assume any liability with respect to such claims.

        (c) CONTINUATION COVERAGE. Seller shall be responsible for providing any Branch Employee whose "qualifying event," within the meaning of Section 4980B(f) of the Code, occurs prior to the Closing Date (and such Branch Employee's "qualified beneficiaries" within the meaning of Section 4980B(g) of the Code) with the continuation of group health coverage required by Section 4980B(f) of the Code ("CONTINUATION COVERAGE") under the terms of the health plan maintained by Seller.

        (d) RETIRED OR TERMINATED BRANCH EMPLOYEES. Seller agrees that it shall retain, consistent with its normal employment practices, all liability and obligation, if any (including, without limitation, the liability and obligation for all wages, salary, vacation pay and unemployment, medical, dental, health and disability benefits), for those former employees of the Branches who retired or terminated employment prior to the Closing Date, but shall in all other instances cease to have any liability for Branch Employees with regard to the foregoing provisions on or after the Closing Date, except as otherwise required by law.

        4.04 SELLER'S PENSION AND SAVINGS PLAN. On and after the Closing Date, Seller shall vest all of the Branch Employees in the KeyCorp Cash Balance Pension Plan ("SELLER'S PENSION PLAN") and the KeyCorp 401(K) Savings Plan ("SELLER'S SAVINGS PLAN").


                                   ARTICLE V

                                  TAX MATTERS

        5.01 DEPOSIT ACCOUNTS DOCUMENTATION. To Seller's Knowledge, with respect to the Assumed Deposits, Seller is in compliance with the law and IRS regulations relative to obtaining from depositors executed IRS Forms W-8 and W-9 or is back-up withholding on the applicable account.


(North Central Ohio)

        5.02 ASSISTANCE AND COOPERATION; TAX MATTERS. After the Closing Date, each of Seller and Purchaser shall, with respect to the Assets or income therefrom, the Assumed Deposits or payments in respect thereof, or the operation of the Branches:

        (a) TAX INFORMATION. Make available to the other and, subject to attorney-client privilege, to any taxing authority as reasonably requested all relevant information, records, and documents relating to taxes.

        (b) AUDITS AND ASSESSMENTS. Provide timely notice to the other party in writing of any pending or proposed tax audits (with copies of all relevant correspondence received from any taxing authority in connection with any tax audit or information request) or assessments for taxable periods for which the other party may have a liability.

        The party requesting assistance or cooperation shall bear the other party's reasonable out-of-pocket expenses in complying with such request to the extent that those expenses are attributable to fees and other costs of unaffiliated third-party service providers.


                                   ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

        6.01 CONDITIONS TO BOTH PARTIES' OBLIGATIONS. The obligations of each party to consummate the transaction contemplated hereby are subject to the satisfaction, or the waiver by such party to the extent permitted, of each of the following conditions at or prior to the Closing:

        (a) PRIOR REGULATORY APPROVAL OF THE TRANSACTION CONTEMPLATED HEREBY. All filings and registrations with, and notifications to, all federal and state authorities required for consummation of the transaction contemplated hereby and Purchaser's operation of the Branches shall have been made, all Regulatory Approvals shall have been received and shall be in full force and effect, and all applicable waiting periods shall have passed. A Regulatory Approval will be deemed to have been received, and the condition to closing set forth in this Section 6.01 shall be deemed to have been met notwithstanding the fact that such Regulatory Approval requires Purchaser to effect any divestiture of any of the Branches.

        (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the other party set forth in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of such time (unless a different date is specifically indicated in such representations and warranties), and each party shall have delivered to the other a certificate, dated as of the Closing Date, to the effect that this condition has been satisfied with respect to such party, provided, however, that the representation of Seller set forth in Section 3.01(i) hereof shall be deemed to be true and correct in accordance with this Section 6.01 unless Buyer shall have notified Seller at least 10 days prior to the Closing Date of any potential breach of Section 3.01(i) by Seller and Seller shall have had sufficient opportunity to correct such potential breach.

        (e) COVENANTS. Each and all of the covenants and agreements of the other party to be performed or complied with at or prior to the Closing Date pursuant to this Agreement shall have been duly performed or complied with in all material respects by such party, or shall have been waived in accordance with the terms hereof, and such party shall have delivered a certificate, dated as of the Closing Date, to the effect that this condition has been satisfied with respect to such party; provided,

(North Central Ohio)
                however, that the covenant of Seller set forth in Section 2.01(a) hereof shall be deemed to have been duly performed and complied with in accordance with this Section 6.01(c) unless Buyer shall have notified Seller at least 10 days prior to the Closing Date of any potential breach of Section 2.O1(a) and Seller shall have had sufficient opportunity to correct such potential breach.

        (d) NO PROCEEDING OR PROHIBITION. At the time of the Closing, no court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect to restrain, enjoin, or prohibit consummation of the transaction contemplated hereby or which might result in rescission in connection with such transaction, and Purchaser shall have delivered to Seller a certificate, dated as of the Closing Date, to that effect.

        6.02 ADDITIONAL CONDITION TO PURCHASER'S OBLIGATIONS. The Updated Title Commitments shall have been delivered to Purchaser in accordance with Section
2.04. Subject to the provisions of Section 2.04, the Title Company shall be ready and willing, upon the recording of the applicable deeds, to issue to Purchaser, at Purchaser's sole cost and expense, an ALTA Owner's Policy of Title Insurance as to each parcel of Owned Real Estate, showing as exceptions to title only the Permitted Exceptions.

        6.03 OVERRIDING PROVISIONS RELATING TO THE LEASES. Notwithstanding anything to the contrary herein, if, by no later than five (5) days prior to the Closing Date, a landlord under a Lease shall not have consented to the assignment to and assumption by Purchaser of that Lease or to a sublease by Seller to Purchaser of the Leased Real Estate demised by the Lease and such consent is required under the terms of the Lease, the Seller shall have the right, exercisable by written notice no later than the Closing Date, to terminate the Agreement: (a) as to the Leasehold Estate demised by such Lease and all furniture, fixtures and equipment located thereon; or (b) as to the Assets and Liabilities relating to the Branch situated upon such Leased Real Estate. Furthermore, and also notwithstanding anything to the contrary herein, if, by not later than five (5) days prior to the Closing Date, a landlord under a Lease shall not have agreed to the release of Seller from all obligations and liabilities under the Lease from and after the Closing Date, but either the landlord shall have consented to a sublease by Seller to Purchaser of the Leased Real Estate demised by the Lease (if the Lease requires such consent) or such a sublease does not require the landlord's consent, then Seller and Purchaser agree to proceed with the transactions contemplated by this Agreement as to the Branch located at the Leased Real Estate demised by such Lease, except that Seller and Purchaser shall enter into a sublease agreement by which Seller shall sublease the Leased Real Estate and Purchaser shall agree to indemnify Seller for any loss, cost, charge or liability incurred by Seller as a result of the failure to obtain the landlord's release. If the parties are to enter into a sublease, then Seller shall provide to Purchaser promptly after the lapse of such deadline a form of sublease which shall contain substantially the same terms and conditions as the corresponding Lease, with appropriate modifications to reflect the sublease nature.


                                  ARTICLE VII

                                    CLOSING

        7.01 CLOSING AND CLOSING DATE. The transaction contemplated hereby shall be effective at a closing (the "CLOSING") to be held in the offices of Seller, located at 127 Public Square, Cleveland, Ohio 44107, or via courier or facsimile transmission as Seller may designate. The Closing shall be effective at 11:59 p.m. on Friday, September 12, 1997, or such other date as Seller in its discretion may designate, which date shall be reasonably acceptable to Purchaser. The date on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE".



(North Central Ohio)

        7.02 PARTIES' ACTIONS AT THE CLOSING. At the Closing, Seller and Purchaser shall, except as otherwise provided in this Agreement, take such actions, including the execution and delivery of certain documentation, all as set forth on Schedule E, and including the filing or recording of any and all documents (including, without limitation, deeds) necessary in order to transfer legal and equitable title to the Owned Real Estate to Purchaser as of the Closing Date.


                                  ARTICLE VIII

                          CERTAIN TRANSITIONAL MATTERS

        TRANSITIONAL ACTION BY PURCHASER AND SELLER. Purchaser and Seller shall cooperate in good faith and will use all reasonable efforts to comply with the various transitional matters set forth in Schedule F hereto.


                                   ARTICLE IX

                               GENERAL COVENANTS

        9.01 INFORMATION. Except as otherwise set forth in this Agreement, for a period of three (3) years following the Closing, Seller and Purchaser mutually agree, subject to any limitations imposed by law, to provide each other, upon written request, with reasonable access to, or copies of, information and records relating to the Branches, including, without limitation, Branch Employee and customer files which are in the possession or control of Purchaser or Seller reasonably necessary to permit Seller or Purchaser or any of their affiliates to comply with or contest any applicable legal, tax, banking, accounting, or regulatory policies or requirements, any legal or regulatory proceedings, or inquiries by customers or Branch Employees. The provisions of this Section 9.01 shall survive the Closing for a period of three (3) years and any claim for the breach of this Section 9.01 must be brought within such three (3) year period.

        9.02 CONFIDENTIALITY OBLIGATIONS. From and after the date hereof, each party shall, and shall cause its affiliates to, treat all information received from the other party concerning the business, assets, operations, and financial condition of the other party as well as any other material which is included in the definition of "Evaluation Material" as such term is defined under the confidentiality agreement between Purchaser and Seller dated as of March 12, 1997 and amended on April 21, 1997 as Evaluation Material in accordance with the terms of such confidentiality agreement. From and after the Closing Date, Seller shall assign to Purchaser all of Seller's rights under any confidentiality agreements executed by or on behalf of parties other than Purchaser.

        9.03 ALLOCATION OF CONSIDERATION. Purchaser and Seller agree that the consideration payable hereunder at the Closing shall be allocated among the Assets on the basis of an allocation to be mutually agreed upon by Purchaser and Seller within thirty (30) days after the Closing, and that is consistent with
Section 1060 of the Code.

(North Central Ohio)

        9.04 COVENANT REGARDING THE ESTABLISHMENT OF BRANCHES AND THE RETENTION OF CUSTOMER LISTS.

        (a) For two (2) years after the Closing, Seller shall not open, and shall not permit any of its affiliates to open, any branch office or install any ATM within the cities, villages, towns or townships listed on Schedule H hereto; provided that the foregoing restriction shall not apply from and after any date that the Seller or one of its affiliates shall have completed an acquisition transaction, including a merger of Seller or one of Seller's affiliates, with any other financial institution holding company or any insured depository institution which at the time of such acquisition transaction is providing retail branch services in the cities, villages, towns or townships listed on Schedule H hereto.

        (b) Following the Closing, neither Seller nor KeyCorp or any of its affiliates will solicit any Branch customer except such as may occur as a result of solicitations to (i) the public generally, or (ii) customers of Seller or KeyCorp or any of its affiliates, including without limitation, all customers that Seller retains as a result of Purchaser rejecting the Loans in accordance with
                Section 1.08(b).

        9.05 FURTHER ASSURANCES. From and after the date hereof, each party hereto agrees to execute and deliver such instruments and to take such other actions as the other party hereto may reasonably request or as may be reasonably necessary, including obtaining all required consents of third parties, in order to carry out and implement this Agreement. Purchaser shall use its best efforts to pursue all applications filed in connection with obtaining the Regulatory Approvals diligently and in good faith.

        9.06 OPERATION OF BRANCHES. Not later than the Closing Date, Purchaser:
(a) shall change the legal name of the Branches to a name that does not include the word Key, and (b) except for any documents or materials in possession of the customers of the Branches (including, but not limited to, deposit tickets and checks), shall not use and shall cause the Branches to cease using (i) any signage, stationery, advertising, documents, or printed or written materials that refer to such Branches by any name that includes the word Key and (ii) any logo, trademark or service mark or trade name registered in the name of, or otherwise owned by Seller or any of its affiliates, except as otherwise provided in this Agreement or permitted pursuant to any written agreement(s) between Purchaser and Seller or its affiliates.

        9.07 NOTICES OF DEFAULT. Each of Seller and Purchaser shall promptly give written notice to the other upon becoming aware of the impending or threatened occurrence of any event which could reasonably be expected to cause or constitute a breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement.

        9.08 FIRE, CASUALTY AND TAKINGS. If any Owned Real Estate, Leasehold Estate or Leased Real Estate or any fixtures or leasehold improvements composing part thereof shall be damaged by fire or other casualty and such damage materially affects the operations of the Branch related thereto, whether insured or uninsured, and shall not be substantially repaired or restored by the Closing Date, or if the land where any of the Branches is located or any building thereon or any part thereof shall be taken by condemnation or exercise of the power of eminent domain, or if proceedings therefor have commenced or been threatened, on or prior to the Closing Date and such taking materially affects or would materially affect the operations of the Branch related thereto, Purchaser shall have the right and option exercisable within 10 days of notification of such damage or taking to elect (i) to terminate this Agreement with respect to the affected Branch, and the purchase price shall be adjusted to reflect the decrease in the value of the assets and liabilities of the affected Branch assigned thereto pursuant to the terms hereof, or (ii) to cause Seller to assign to Purchaser as of the Closing Date all of Seller's rights and claims against any third party by reason of such fire or other casualty, including without limitation, any insurance claims.



(North Central Ohio)

                                   ARTICLE X

                             ENVIRONMENTAL MATTERS

        10.01   ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

        (a) Prior to the date hereof, Seller shall have provided to Purchaser Phase I audit reports, as of a date no earlier than January 1, 1994, undertaken by Seller with respect to the Owned Real Estate (the "Phase I Reports"). Except as set forth in the Phase I Reports, to the Knowledge of Seller, the Branches are in compliance with all environmental laws, rules and regulations of the United States of America and of states and localities in which the Branches are located, except for any such noncompliance which, individually or in the aggregate, has not had, and is not expected to have, to the Knowledge of Seller, a material adverse effect on the business of any Branch.

        (b) Except as may be set forth in the Phase I Reports, to the Knowledge of Seller, Seller has no liability with respect to the Branches which, taken singularly or as a whole, if adversely determined, would have a material adverse effect on the business of any Branch (i) relating to the handling, storage, treatment, use, disposal, discharge or release into the environment of any hazardous material or waste at, on or from the Owned Real Estate or the Leased Real Estate, (ii) for the release or emission of any hazardous material from, on, under, or within the Owned Real Estate or Leased Real Estate into the air, water, surface water, ground water, land surface, or subsurface strata, (iii) for the disposal of any hazardous material on the Owned Real Estate or Leased Real Estate or (iv) for the contamination of the Owned Real Estate or Leased Real Estate with any hazardous material.

        10.02   ENVIRONMENTAL INVESTIGATION.

        (a) If any Phase I Report indicates the presence of any hazardous substance with respect to any Owned Real Estate, and such presence is a condition that requires remediation pursuant to appropriate governmental standards, then, at Purchaser's request made in writing to Seller within ten (10) days after the date of this Agreement, and at Purchaser's sole cost and expense, Seller shall arrange to cause a consultant approved by both Seller and Purchaser to conduct a Phase II environmental audit as to such hazardous substance and deliver to Seller and Purchaser the results of such audit within forty-five days after the request by Purchaser. If the Phase II audit report confirms that such presence requires remediation pursuant to appropriate governmental standards and if such presence, if not remediated, would materially adversely affect the business of the Branch situated upon the Owned Real Estate and Purchaser requests that Seller take remedial action with respect thereto, then Purchaser shall so notify Seller in writing promptly after receipt of the Phase II environmental audit report, whereupon Seller shall have the right to (i) terminate this Agreement as it relates to the Assets and Liabilities of the affected Branch, (ii) undertake remedial action as to such presence at its sole cost and expense so that no material continuing violation of any environmental law exists (provided, however, that the timing of any such remediation shall be coordinated with Purchaser to minimize any resulting business interruption), or (iii) agree to indemnify Purchaser for all actual costs and expenses incurred by Purchaser to remediate the Owned Real Estate as to such presence so that no material continuing violation of any environmental law exists.

        (h) If Purchaser fails to request a Phase II environmental audit or to exercise its right to make a request that Seller remediate any Owned Real Estate in each case as and when required above, then Purchaser shall be bound to the terms of this Agreement without a right of termination except as provided in Article XI and without a further right to request or to require any Seller remediation or

(North Central Ohio)
                indemnification. Any termination by Seller under this Article X shall neither create nor result in any liability of the Seller to the Purchaser.


                                   ARTICLE M

                                  TERMINATION

        11.01 METHODS OF TERMINATION. This Agreement may be terminated in any of the following ways:

        (a) By either Purchaser or Seller, in writing, if the Closing has not occurred on or before the earlier of the nine (9) month anniversary of this Agreement;

        (b) At any time prior to the Closing Date by the mutual consent in writing of Purchaser and Seller;

        (c) By Purchaser or Seller as to the Owned Real Estate and/or Leasehold Estate and all furniture, fixture and equipment located thereon, all of the Assets and Liabilities relating to the affected Branch, or as to the Agreement in its entirety, as provided, in each case, in Section 2.04(c), 6.03 or 10.02;

        (d) By Purchaser in writing if and when, at any time prior to the Closing, any condition of its obligations hereunder set forth in
                Section 6.01 of this Agreement becomes incapable of being fulfilled and such condition has not been waived by Purchaser;

        (e) By Seller in writing if and when, at any time prior to the Closing, any condition of its obligations hereunder set forth in
                Section 6.01 of this Agreement becomes incapable of being fulfilled and such condition has not been waived by Seller;

        (f) At any time prior to the Closing Date by Purchaser or Seller in writing if the other continues to be in breach of any representation and warranty (as if such representation and warranty had been made on and as of the date of the notice of breach referred to below unless a different time is specified in any such representation and warranty), covenant, or agreement in any material respect and such breach has not been cured within twenty-five (25) days after the giving of notice to the breaching party of such breach; or

        (g) By Purchaser or Seller in writing at any time after any applicable regulatory authority has denied approval of any application of Purchaser for approval of the transaction contemplated hereby.

        11.02 EFFECT OF TERMINATION. Except as otherwise specifically provided in this Agreement, in the event of termination of this Agreement pursuant to this Article XI, neither Purchaser nor Seller nor their respective officers, directors, or agents shall have any liability or obligation to the other of any nature whatsoever except liabilities and obligations arising from Section 9.02 of this Agreement and liabilities and obligations arising from any material breach of any provision of this Agreement occurring prior to the termination hereof.








(North Central Ohio)
                                      -19-

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

        12.01 EXPENSES. Except as otherwise specifically allocated herein, each of the parties hereto shall bear its own expenses, whether or not the transaction contemplated hereby is consummated.

        12.02 TRANSFER OF LOANS WITHOUT RECOURSE; LIMITATION ON WARRANTIES. Except as may be provided in Section 1.08, all Loans transferred to Purchaser pursuant to this Agreement shall be transferred without recourse and without any representations or warranties whatsoever (including, without limitation, any representations or warranties as to the enforceability or collectibility of any such Loans, the creditworthiness of any obligors or guarantors thereunder, or the value or adequacy of such collateral). EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO THE ASSETS OR THE LIABILITIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES WITH RESPECT TO MERCHANTABILITY, FITNESS, TITLE, ENFORCEABILITY, COLLECTIBILITY, DOCUMENTATION OR FREEDOM FROM LIENS OR ENCUMBRANCES (IN WHOLE OR IN PART).

        12.03 AMENDMENT, MODIFICATIONS AND WAIVERS. The parties hereto, by mutual consent of their duly authorized officers, may amend, modify, and supplement this Agreement in such manner as may be agreed upon by them in writing. Each party hereto, by written instrument signed by an officer of such party, may extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive, but only as affects the party signing such instrument: (a) any inaccuracies in the representations or warranties of the other party; (b)compliance with any of the covenants or agreements of the other party; (c) the performance by the other party of such of its obligations set out herein; and (d) satisfaction of any condition to the obligations of the waiving party pursuant to this Agreement.

        12.04 NOTICES. Any notice or other communication required or permitted pursuant to this Agreement shall be effective only if it is in writing and delivered personally, by facsimile transmission, or by registered or certified return receipt mail, postage prepaid, addressed as follows:

If to Purchaser:

           First Federal Savings and Loan Association of Wooster
           135 E. Liberty Street
           P.O. Box 385
           Wooster, Ohio 44691
           Facsimile:      330-262-1057
           Attention:      James J. Little


with a copy to:

          Critchfield, Critchfield & Johnston, Ltd.
          225 North Market Street
          P.O. Box 599
          Wooster, Ohio 44691
          Facsimile:      330-268-9278
          Attention:      Daniel H. Plumly

(North Central Ohio)

If to Seller:

          Key Corp
          127 Public Square
          Cleveland, Ohio 44114
          Facsimile:      216-689-3610
          Attention:      Matthew M. Nickels

with a copy to the following:

          KeyCorp
          127 Public Square
          Cleveland, Ohio 44114
          Facsimile:      216-689-4121
          Attention:      Daniel R. Stolzer, Esq.


or such other person or address as any such party may designate by notice to the other parties, and shall be deemed to have been given as of the date received.

        12.05 PARTIES IN INTEREST; ASSIGNMENT. This Agreement is binding upon and is for the benefit of the parties hereto and their respective successors, legal representatives, and assigns, and no person, including a Branch Employee, who is not a party hereto (or a successor or assignee of such party) shall have any rights or benefits under this Agreement, either as a third party beneficiary or otherwise. This Agreement cannot be assigned except by a written agreement executed by the parties hereto or their respective successors and assigns. Notwithstanding the foregoing, Seller acknowledges that Purchaser may intend to arrange for resales of certain of the Branches simultaneously with the Closing; provided, however, that no third party beneficiary relationship or any contractual relationship between Seller and any other third party shall be deemed to exist or to be created hereunder by virtue of the resale of any of the Branches by Purchaser hereunder.

        12.06 PRESS RELEASES. Seller and Purchaser shall mutually agree as to the form, timing and substance of any press release of any matters relating to this Agreement; provided, however, that nothing in this Section 12.06 shall be deemed to prohibit any party hereto from making any press release which its legal counsel deems necessary in order to fulfill such party's disclosure obligations imposed by law.

        12.07 ENTIRE AGREEMENT. This Agreement supersedes any and all oral or written agreements and understandings heretofore made relating to the subject matter hereof and contains the entire agreement of the parties relating to the subject matter hereof. All Schedules to this Agreement are incorporated into this Agreement by reference and made a part hereof.

        12.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio. If any part of this Agreement is declared illegal by a court of competent jurisdiction, the remaining parts shall remain in full force and effect.

        12.09 COUNTERPARTS. This Agreement and any Schedule hereto may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



(North Central Ohio)
                                      -21-

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officer whose signature appears below as of the date first above written.


PURCHASER:                                      SELLER:

First Federal Savings and Loan Association      KeyBank National Association
of Wooster


By: /s/ James J. Little                         By:   /s/ Matthew M. Nickels
   ---------------------------------------          ---------------------------
Name: James J. Little                           Name:   Matthew M. Nickels
   ---------------------------------------           --------------------------
Title: Executive V.P. & C.F.O.                  Title: Vice President
      ------------------------------------            -------------------------


                                   SCHEDULES

                                       TO

                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT
Schedule A    Branches to be Purchased .....................................S-2


Schedule B    Form of Preliminary Closing Statement ........................S-3

Schedule C    Employee List ................................................S-4

Schedule D    Severance Plans ..............................................S-5

Schedule E    Actions to be Taken At Closing ...............................S-6
              Attachment 1 - Instrument of Assumption ......................S-7
              Attachment 2 - Bill of Sale and Receipt ......................S-8
              Attachment 3 - Limited Warranty Deed for Ohio ................S-9
              Attachment 4 - Assignment and Assumption of Lease ............S-12

Schedule F    Transitional Matters .........................................S-14

Schedule G    Landlord Estoppel Certificate ................................S-18

Schedule H    Restricted Cities, Villages, Towns and Townships .............S-21




(North Central Ohio)

                                   SCHEDULE A

        NO.             BRANCH                 LOCATION


        1.              Bucyrus                101 South Sandusky Street
                                               Bucyrus, Ohio 44820

        2.              Crestline              900 East Main Street
                                               Crestline, Ohio 44827

        3.              Cygnet                 264 East Front Street
                                               Cygnet, Ohio 43413

        4.              Galion                 260 Portland Way North
                                               Galion, Ohio 44883

        5.              Tiffin                 596 West Market Street
                                               Tiffin, Ohio 44883

        6.              Wayne                  114 South Center Street
                                               Wayne, Ohio 43466

        7.              Willard                501 Fort Ball Road
                                               Willard, Ohio 44890


(North Central Ohio)

                                   SCHEDULE B

                                    FORM OF
                         PRELIMINARY CLOSING STATEMENT

AMOUNT OF LIABILITIES                                             Preliminary
---------------------                                             -----------

Principal Amount of Assumed Deposits                          _________________

Accrued Interest                                              _________________

Accrued and Unpaid Expenses (pro-rated)                       _________________

                                                          (LESS) VALUE OF ASSETS
                                                           AND AMOUNT OF PREMIUM
                                                          ----------------------

Agreed Value of Owned Real Estate                           (_________________)

Agreed Value of Furniture, Fixtures,
        and Equipment                                       (__________________)

Cash on Hand                                                (__________________)

Loans*                                                      (__________________)

                                                            (__________________)

Amount of Premium *                                         (__________________)

                                                     TAXES AND PRORATED EXPENSES
                                                     ---------------------------

Sales Tax                                                   (__________________)

Real Property Transfer Tax
        (where applicable)                                   __________________

Prorated Tax and Tax Expense Items *                         __________________

Payment Amount                                               __________________
--------------

*See attached Schedules for Calculations


        (North Central Ohio)

                                   SCHEDULE C
                                 EMPLOYEE LIST
                                                                         Annual Base
                                                    Hire                 Salary/Hourly
 Branch    Employee Name                            Date                     Wage
 ------    -------------                            ----                 -------------
Bucyrus
        ACHTERMANN, MARILYN                       11/18/64                  $31,479
        GROVES, DARLENE M.                        7/6/78                     20,052
        KURTZ, JUDITH A.                          10/4/79                    18,450
        LEVEQUE, MICHELLE T.                      5/22/95                      6.50
        LONG, BEVERLEY Y.                         6/21/54                    24,670
        TEYNOR, RUTH E.                           10/26/78                   33,448

Crestline
        DILGARD, LINDA C.                         2/27/74                    24,931
        EUSEY, JANET K.                           3/10/82                    16,516
        YONTZ, BARBARA JO                         2/4/87                       7.94

Cygnet
        BISCHOFF, STEPHEN L.                      3/15/77                    62,650
        BOWSHER, WALTER W.                        9/12/61                    39,804
        FOLTZ, CHERYL A.                          6/4/96                       6.50
        HILLE, ROBYN                              6/4/96                       6.50
        SLAGLE, BRENDA S.                         11/8/95                      6.83

Wayne
        KNEPPER, CAROL S.                         8/5/57                       8.66
        MORLOCK, DONNA                            8/10/79                      8.94
        PEPPLE, MICHAEL W.                        9/15/80                    61,730
        POLLARD, JOAN R.                          6/12/79                    21,217
        WYANT, VIRGINIA E.                        6/3/73                     27,870

Galion
        ALSPACH, CYNTHIA A.                       2/3/75                       9.09
        CLEVENGER, SHERRI                         9/4/79                     32,826
        EAGLE, LONNIE R.                          6/1/78                     55,334
        HUNTSMAN, PAMELA S.                       6/1/75                     24,378
        MILLER, BETTY L.                          4/16/75                    17,909
        SMITH, JO ANN                             8/3/78                     20,801
        WALTER, JUDITH E.                         11/7/66                    18,970

Tiffin Westgate
        ARNOLD, JANET S.                          9/7/89                       7.51
        KELBLEY, JOHN P.                          6/6/95                       6.50
        LADD, MARILEE ANN                         2/23/70                    43,738
        MILLER, HELEN R.                          10/12/89                     7.00
        MONGEAU, TOSHA N.                         1/31/96                      6.70
        ROSZMAN, MARY JO                          12/26/79                   24,846
        SCHLETER, KRISTIN B.                      4/15/96                    14,768
        SCHRAND, SANDRA J.                        1/31/96                    10,347
        TRAN, CHI MING                            1/31/96                      6.70

Willard
        ARNOLD, CHRISTINE A.                      12/7/88                      7.54
        BARNETT, MARGARET EVELYN                  11/13/78                   30,283
        DURHAM, SANDRA JEAN                       8/5/68                     26,063
        HUTCHINSON, RITAMARIE                     11/10/75                   20,385
        KISSEL, SUSAN JEAN                        5/6/74                     20,468
        MCLENDON, CARI L.                         10/31/81                   21,882
        RUSH, CHARLES EUGENE                      9/1/79                     54,900
        SMITH, JANE A.                            4/29/74                    21.633
        USELTON, AMANDA L.                        5/4/94                       6.70



Employee listing updated as of March 31, 1997

                                   SCHEDULE D


                               SEVERANCE POLICIES





Seller's severance policy (See attached)



Purchaser's severance policy (See attached)

                                    KEYCORP
                              SEPARATION PAY PLAN
                         (January 1, 1997 Restatement)

                                   ARTICLE I


                                    THE PLAN
                                    --------

The KeyCorp Separation Pay Plan (the "Plan") is hereby amended and restated in its entirety, effective January 1, 1997. The Plan is intended to be an "employee welfare benefit plan" within the meaning of Section 3 (1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and accordingly shall be administered and interpreted in a manner consistent with the requirements of Title I of ERISA and all regulations promulgated thereunder. The Plan is established and maintained for the primary purpose of ameliorating the hardship and inconvenience resulting from involuntary unemployment.

                                   ARTICLE II

                                  DEFINITIONS
                                  -----------

As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

2.1 "ADJUSTED SERVICE DATE" shall mean the Employee's most recent date of hire with an Employer, as adjusted by KeyCorp to reflect any prior periods of service with KeyCorp.


2.2 "BASE WEEKLY SALARY" shall mean the base weekly cash compensation payable to an Employee at the time of his employment termination. An Employee's Weekly Salary shall not include any amount payable on account of overtime hours worked, shift differentials, commissions, incentive compensation, or bonuses. A part-time Employee's Base Weekly Salary shall be determined based on the Employee's average number of hours worked during the applicable calendar year, as determined by KeyCorp.

2.3 "BENEFICIARY" shall mean the Employee's surviving spouse, or such other person designated by the Employee as entitled to receive the Employee's or former Employee's separation pay benefit, in accordance with the provisions of Article III of this Plan, if such Employee or former Employee dies before his separation pay benefit has been distributed to him in full.

2.4 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to any section of the Code shall include such section and any comparable section(s) of any future legislation that amends, supplements, or supersedes such section and all applicable income tax regulations.

2.5  "CORPORATION" shall mean KeyCorp.

2.6 "DISCHARGE FOR CAUSE" shall mean an Employee's employment termination that is the result of the Employee's violation of the Employer's policies, practices or procedures, violation of city, state, or federal law, or failure to perform his assigned job duties in a satisfactory manner. The Corporation in its sole and absolute discretion shall determine whether an Employee has been Discharged for Cause as provided for in this Section 2.6 hereof.


2.7 "EMPLOYEE" shall mean any common law employee employed by an Employer; provided, however, that the term "Employee" shall not include (a) any person who at any time during the six month period ending on the date of his employment termination was a party to an individual written agreement of employment, a written "golden parachute" agreement, a written termination agreement, or any such similar written agreement of contract of employment with his Employer, (b) any temporary, peak-time, on-call, or occasional employee, (c) any person who provides services to an Employer as an independent contractor or consultant basis or any employee of an independent contractor or consultant, or (d) any person who services are leased by an Employer through any other person or organization.

2.8 "EMPLOYER" shall mean the Corporation and any of its subsidiaries or affiliates unless specifically excluded as an Employer for Plan purposes by written action of the Corporation. An Employer's participation shall be subject to any conditions or requirements made by the Corporation and each Employer shall be deemed to appoint the Plan Administrator as its exclusive agent under the Plan as long as it continues as an Employer.


2.9 "EMPLOYMENT SEPARATION AGREEMENT" shall mean a written agreement, in a form satisfactory to the Employer, entered into by an Employee and his Employer whereby in exchange for a separation pay benefit, as calculated in accordance with Section 3.3 hereof, the Employee agrees to release his Employer from all legal claims that are by reason of or in any manner whatsoever connected with his employment relationship with his Employer.

2.10 "SALARY CONTINUATION" shall mean a separation pay benefit, paid on a per pay basis, which shall be calculated in accordance with the provisions of Section 3.3 hereof.

2.11 "TERMINATION AS A RESULT OF A REDUCTION IN STAFF" shall mean an involuntary and permanent employment termination that is due to the elimination by an Employer of an Employee's position when there is no other comparable position to which the Employee is offered the opportunity to transfer. Whether another position is comparable to an Employee's prior position shall be determined by the Corporation in its sole and absolute discretion, provided, however, that a position to which an Employee is offered the opportunity to transfer shall not be deemed to be a comparable position if the Employee's Base Weekly Salary becomes reduced by 10% or more, or if the new workplace location would cause the Employee to drive 50 or more miles in the Employee's one-way daily commuting distance to work, or if the Employee's present commuting distance presently equals or exceeds 50 miles, would cause the Employee's one-way commuting distance to increase. An Employee's termination of employment with an Employer that occurs on account of or following the sale by the Corporation or the Employer of a subsidiary, an affiliate, a division, a branch, or a portion of its assets, or an Employee's termination of employment that occurs in conjunction with or due to the Employer's outsourcing of either the Employee's position or the general functions of the Employee's department or division shall not constitute a Termination as a Result of a Reduction in Staff if the Employee either continues in or is offered the opportunity to continue in his or her position or a similar position with the outsourcing service provider, or the Employee continues in the employment of the new owner of the subsidiary, affiliate, division, branch or assets sold, or is offered the opportunity to continue in the employment of the new owner.

2.12 "FULL YEAR OF SERVICE" shall mean a consecutive twelve month period of employment calculated as of an Employee's Adjusted Service Date.

2.13 "VOLUNTARY RESIGNATION" shall mean the termination of an Employee's employment with his Employer at a time or in a manner that is determined by the Employee, regardless of the underlying motivation or reason for the Employee's decision. In particular, and without limiting the generality of the forgoing, an Employee whose position has been eliminated as of a future date and who declines to remain in his Employer's employment until such future date shall be deemed to have terminated employment by Voluntary Resignation.

     The masculine gender includes the feminine, and singular references include the plural, unless the context clearly requires otherwise.


                                  ARTICLE III

                            BENEFITS UNDER THE PLAN
                            -----------------------

3.1 IN GENERAL. An Employee whose employment with an Employer ceases because of a Termination as a Result of a Reduction in Staff shall be eligible to receive a separation pay benefit hereunder, in either a lump sum amount or in the form of Salary Continuation, provided the Employee executes the required Employment Separation Agreement provided to him by his Employer.

3.2 LIMITATION. Notwithstanding Section 3.1 hereof, in no event shall an Employee be eligible to receive a separation pay benefit under the Plan if his employment with an Employer ceases as a result of a Discharge for Cause or Voluntary Resignation.

3.3 CALCULATION OF BENEFIT AMOUNT. An Employee's separation pay benefit shall be determined as follows:

    (a) An Employee employed by an Employer for less than twelve (12) consecutive months prior to his termination date shall receive the Minimum Separation Pay Benefit applicable to his particular salary grade as provided in the Separation Pay Schedule contained in Section 3.3(c).

    (b) An Employee employed by an Employer for more than twelve (12) consecutive months prior to his termination date shall receive a separation pay benefit calculated in accordance with the Separation Pay Schedule formula, subject to the Minimum and the Maximum Separation Pay Schedule provisions contained in Section 3.3(c).

    (c) Separation Pay Schedule:

                 MINIMUM                                            MAXIMUM
                 -------                                            -------
 EMPLOYEE     SEPARATION PAY                                     SEPARATION PAY
 --------     --------------                                     -------------
   LEVEL         BENEFIT                  FORMULA                   BENEFIT
   -----         -------                  -------                   -------

NON-EXEMPT   2 weeks of Base    Two (2) weeks of Base Weekly   30 weeks of Base
             Weekly Salary.     Salary plus one (1) week of    Weekly Salary.
                                Base Weekly Salary for every
                                Full Year of Service up to and
                                including four (4) years, and
                                two (2) weeks of Base Weekly
                                Salary for every Full Year of
                                Service equal to or more than
                                five (5) years.

EXEMPT       6 weeks of Base    Six (6) weeks of Base Weekly   30 weeks of Base
(Salary      Weekly Salary.     Salary plus one (1) week of    Weekly Salary.
Grades                          Base Weekly Salary for every
73-79)                          Full Year of Service up to and
                                including four (4) years, and
                                two (2) weeks of Base Weekly
                                Salary for every Full Year of
                                Service equal to or more than
                                five (5) years.

EXEMPT      12 weeks of Base    Twelve (12) weeks of Base      52 weeks of Base
(Salary     Weekly Salary.      Weekly Salary, plus two (2)    Weekly Salary.
Grades                          weeks of Base Weekly Salary
80-83)                          for every Full Year of
                                Service.

                      MINIMUM                                                        MAXIMUM
                      -------                                                        -------
 EMPLOYEE          SEPARATION PAY                                                SEPARATION PAY
 --------          --------------                                                --------------
   LEVEL              BENEFIT                         FORMULA                        BENEFIT
   -----              -------                         -------                        -------
EXEMPT            30 weeks of Base           Thirty (30) weeks of Base           52 weeks of Base
(Salary Grades    Weekly Salary.             Weekly Salary up to five (5)        Weekly Salary.
84-85)                                       Full Years of Service, forty-
                                             two (42) weeks of Base
                                             Weekly Salary for five (5) to
                                             nine (9) Full Years of Service,
                                             and fifty-two (52) weeks of
                                             Base Weekly Salary for ten
                                             (10) or more Full Years of
                                             Service.

EXEMPT            52 Weeks of Base           Fifty-two (52) weeks of Base        52 weeks of Base
(Salary Grades    Weekly Salary.             Weekly Salary.                      Weekly Salary.
86 and above)

3.4 SALARY BANDING. Employees who have not been assigned Salary Grades, for Plan purposes, shall have their separation pay benefit calculated in accordance with salary banding criteria utilized by the Corporation.

3.5 PAYMENT. An Employee who has executed the required Employment Separation Agreement shall be paid his separation pay benefit in either
         (1) a lump sum cash amount as soon as reasonably practicable, in accordance with payment procedures established by the Corporation, or
         (2) in the form of Salary Continuation. An Employee who elects Salary Continuation shall receive his separation pay benefit under the Plan by the Employer's payment of his or her separation pay benefit through the Employer's normal payroll procedures, until such time as the full value of Employee's separation pay benefit, as calculated in accordance with
         Section 3.3 hereof, has been paid to the Employee.


3.6 PAYMENT LIMITATION. Notwithstanding any other provision of this Plan to the contrary, an Employee's separation pay benefit shall not be contingent, either directly or indirectly, upon the Employee's retirement, and all payments hereunder shall conclude within one year of the Employee's termination.

3.7 TERMINATION UPON RE-EMPLOYMENT. In the event an Employee entitled to receive a separation pay benefit hereunder is re-employed by the Corporation or any of its subsidiaries or affiliates prior to the full payment of the Employee's separation pay benefit, such unpaid separation pay benefit shall be forfeited by the Employee upon his re-employment, and the Employee shall have no right to receive any additional separation pay benefit.

3.8 TERMINATION UPON EMPLOYMENT. In the event an eligible Employee elects to receive Salary Continuation under the Plan, and thereafter becomes employed by an employer other than the Corporation or any of its subsidiaries or affiliates prior to the full payment of his separation pay benefit, such Employee's separation pay benefit shall terminate as of his new employment date, and the Employee shall immediately thereafter receive the remaining unpaid separation pay benefit in a lump sum amount.

3.9 PAYMENT TO BENEFICIARY. If a former Employee dies while any of such Employee's separation pay benefit remains unpaid, the Corporation will pay the remaining separation pay to the Employee's named Beneficiary, in a lump sum amount as soon as practicable following receipt by the Corporation of notice of the date of death, which notice shall be in form and substance satisfactory to the Corporation. If the Employee does not have a surviving spouse, and has failed to designate a Beneficiary other than his spouse in accordance with applicable provisions of the Plan, the Corporation shall pay the unpaid separation pay to the Employee's estate. The Corporation will be discharged from all liability hereunder to the extent of any such payment.


                                   ARTICLE IV

                      ADMINISTRATION AND CLAIMS PROCEDURE
                      -----------------------------------

4.1 ADMINISTRATION. The Corporation, which shall be the "Administrator" of the Plan for purposes of ERISA and the "Plan Administrator" for purposes of the Code, shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making payments hereunder. The Corporation shall have the sole and absolute discretionary authority and power to carry out the provisions of the Plan, including, but not limited to, the authority and power (a) to determine all questions relating to the eligibility for and the amount of any benefit to be paid under the Plan, (b) to determine all questions pertaining to claims for benefits and procedures for claim review, (c) to resolve all other questions arising under the Plan, including any questions of construction and/or interpretation, and (d) to take such further action as the Corporation shall deem necessary or advisable in the administration of the Plan. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits and in any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be final and binding on all parties. The Corporation may employ such attorneys, investment counsel, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The actions taken and the decisions made by the Corporation hereunder shall be final and binding upon all interested parties subject, however, to the provisions of Section 4.2. The Plan year, for purposes of Plan administration, shall be the calendar year.

4.2 CLAIMS REVIEW PROCEDURE. Whenever the Plan Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits under this Plan filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of its decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Plan Administrator in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefore, which request shall contain the following information:

    (a) the date on which the request was filed with the Plan Administrator; provided, however, that the date on which the request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

    (b) the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

    (c) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse its previous denial of his claim and accept his claim as made; and

    (d) any written material which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) above.

     In accordance with this Section, if the claimant requests a review of the Plan Administrator's decision, such review shall be made by the Plan Administrator, who shall, within ninety (90) days after receipt of the request form, review and render a written decision on the claim containing the specific reasons for the decision including reference to Plan provisions upon which the decision is based. All findings, decisions, and determinations of any kind made by the Plan Administrator shall not be modified unless the Plan Administrator has acted in an arbitrary and capricious manner. Subject to the requirements of a law, the Plan Administrator shall be the sole judge of the standard of proof required in any claim for benefits, and any determination of eligibility for a benefit. All decisions of the Plan Administrator shall be binding on the claimant and upon all other Persons. If the Participant, or Beneficiary shall not file written notice with the Plan Administrator at the times set forth above, such individual shall have waived all benefits under the Plan other than as already provided, if any, under the Plan.

                                   ARTICLE V

                                    FUNDING
                                    -------

All benefits paid under the Plan shall be payable from the general assets of the Corporation. The Corporation shall have no obligation to establish a trust or fund to fund its obligation to make benefits under the Plan nor to insure any benefits under the Plan.

                                   ARTICLE VI

                           AMENDMENT AND TERMINATION
                           -------------------------

The Corporation reserves the right to terminate the Plan at any time, or from time to time, and to modify or amend the Plan, in whole or in part, at any time and for any reason. Any amendment shall be by written instrument which shall be executed by an officer of the Corporation.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

7.1 NO COMMITMENT AS TO EMPLOYMENT. Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of compensation of any Employee hereunder for any period.

7.2 BENEFITS. Nothing in the Plan shall be construed to confer any right or claim upon any person, firm, or corporation other than former Employees who become entitled to a separation pay benefits under the Plan or their Beneficiaries.

7.3 ABSENCE OF LIABILITY. No member of the board of directors of the Corporation or a subsidiary or any officer of the Corporation or a subsidiary shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving his bad faith or willful misconduct, for anything done or omitted to be done by himself.

7.4 EXPENSES. The expenses of administration of the Plan shall be paid by the Corporation.

7.5 PRECEDENT. Except as otherwise specifically provided, no action taken in accordance with the Plan by the Corporation shall be construed or relied upon as a precedent for similar action under similar circumstances nor will such action be deemed a waiver of the right to enforce the terms of the Plan to future circumstances.

                                   SCHEDULE E


                         ACTIONS TO BE TAKEN AT CLOSING

All capitalized terms shall have the meanings given to them in the Agreement.


SELLER'S ACTIONS AT THE CLOSING. At the Closing, Seller shall:

     DELIVERY OF ASSETS. Deliver to Purchaser at the Branches (i) such of the Assets as shall be capable of physical delivery, (ii) such of the files, records, and documents (in whatever medium then maintained by Seller) pertaining to the Assets and the Liabilities as exist and are available,
     (iii) the contents of all safety deposit boxes maintained at the Branches as of the Closing Date, (iv) all safety deposit box lease agreements and other documents pertaining to the safety deposit business of the Branches as of the Closing Date, (v) all safekeeping agreements, receipts, and other documents pertaining to all safekeeping items held by the Branches for its customers as of the Closing Date, and (vi) all safekeeping items held by the Branches for its customers as of the Closing Date, subject to the provisions of the applicable agreements, receipts, and other documents pertaining thereto.

     ENDORSEMENT OF LOANS. Validly endorse over to Purchaser without recourse all promissory notes representing the outstanding indebtedness under each Loan (unless the Loans are rejected by Purchaser pursuant to Section 1.08(b) of the Agreement).

     DELIVERY OF DOCUMENTATION. Execute, acknowledge, and/or deliver to Purchaser, dated the Closing Date, the certificates of Seller contemplated by Section 6.01, the Bill of Sale and Receipt in the form of Attachment 2, Limited Warranty Deed in the form of Attachment 3 for the Ohio Owned Real Estate upon which each Branch is situated, the Assignment and Assumption of Lease in the form of Attachment 4 for the Leased Real Estate upon which each Branch is situated, all other documents required to be delivered to Purchaser by Seller at the Closing pursuant to the terms of this Agreement, and any other documents which Purchaser has identified to Seller at a reasonable time prior to the Closing that are necessary or reasonably advisable to consummate the transaction contemplated by the Agreement.

     DELIVERY OF FUNDS. Deliver to Purchaser any funds required to be paid by Seller to Purchaser at the Closing pursuant to the terms of the Agreement.

PURCHASER'S ACTIONS AT THE CLOSING. At the Closing, Purchaser shall:

     DELIVERY OF DOCUMENTATION. Execute, acknowledge and/or deliver to Seller, dated as of the Closing Date, the certificates of Purchaser contemplated by
     Section 6.01, the Instrument of Assumption in the form of Attachment 1, the Bill of Sale and Receipt in the form of Attachment 2, the Assignment and Assumption of Lease in the form of Attachment 4 for the Leased Real Estate upon which each Branch is situated, all other documents required to be delivered to Seller by Purchaser at the Closing pursuant to the terms of this Agreement, and any other documents which Seller has identified to Purchaser at a reasonable time prior to the Closing that are necessary or reasonably advisable to consummate the transaction contemplated by the Agreement.

     DELIVERY OF FUNDS. Deliver to Seller any funds required to be paid by Purchaser to Seller at the Closing pursuant to the terms of the Agreement.





     (North Central Ohio)

                                  ATTACHMENT 1

                            INSTRUMENT OF ASSUMPTION


Pursuant to the provisions of the Branch Purchase and Assumption Agreement dated as of _______________, 199____ (the "Agreement"), by and between __________________________("Seller") and ("Purchaser"), Purchaser:

     (a) hereby assumes and hereby agrees to hereafter faithfully honor and fully and timely pay, perform, and discharge all of the Assumed Deposit liabilities together with all accrued interest attributed thereto; and

     (b) hereby assumes and hereby agrees to hereafter faithfully honor and fully and timely pay, perform, and discharge all of the obligations, duties, and liabilities of Seller arising from and after the date hereof with respect to the safety deposit box business of the Branches including, all safety deposit box lease agreements and documents pertaining to the safety deposit business of the Branches as of the date hereof and all safekeeping agreements, receipts, and other documents pertaining to all safekeeping items held by any Branch for its customers as of the Closing Date; and

     (c) hereby assumes and hereby agrees to hereafter faithfully honor and fully and timely pay, perform, and discharge all accrued and unpaid expenses; and

     (d) hereby assumes and hereby agrees to hereafter faithfully honor and fully and timely pay, perform, and discharge all additional obligations, duties, and liabilities of Seller, to the extent attributable to the Assets transferred to Purchaser by Seller pursuant to the Agreement and only to the extent arising by reason of Purchaser's use or ownership of such Assets from and after the date hereof.

        All capitalized terms that are defined in the Agreement and are not otherwise defined herein shall have the meaning given to them in the Agreement.

        IN WITNESS WHEREOF, Purchaser has caused this instrument to be duly executed and delivered as of _____________, 199__.


                                   PURCHASER



                                   --------------------------------------------
                                   By:
                                      -----------------------------------------
                                   Title:
                                         ---------------------------------------












(North Central Ohio)

                                  ATTACHMENT 2

                            BILL OF SALE AND RECEIPT

     FOR VALUE RECEIVED, Seller hereby absolutely and unconditionally assigns, transfers, conveys, and delivers to Purchaser, all of Seller's right, title, and interest in, to, and under all Assets, but without recourse and without any representations or warranties whatsoever, except as otherwise specifically set forth in the Branch Purchase and Assumption Agreement dated ____________ ___, 199__, between Purchaser and Seller ("Agreement").

     Purchaser hereby accepts and acknowledges receipt of (a) all of the Assets as are capable of physical delivery, (b) all files, records and documents (in whatever form or medium presently maintained by Seller) pertaining to the Assets and the Assumed Deposit liabilities which exist and are available, (c) the contents of all safety deposit boxes maintained at the Branches as of the date hereof, (d) all safety deposit box lease agreements and other documents pertaining to the safety deposit business of the Branches as of the date hereof,
(e) all safekeeping agreements, receipts and other documents pertaining to all safekeeping items held by the Branches for their customers as of the date hereof, and (f) all safekeeping items held by the Branch for its customers as of the date hereof, subject to the provisions of the applicable agreements, receipts, and other documents pertaining thereto.

     In accepting this bill of sale and the property conveyed thereby, Purchaser acknowledges that Seller has made no representation or warranty whatsoever, express or implied, as to the condition, quantity or quality of, or the rights, interests, fixtures, equipment and other articles of personal property included in the property. Purchaser agrees to accept the property and all portions thereof "as is" on the date hereof.

     All capitalized terms that are defined in the Agreement and are not otherwise defined herein shall have the meaning given to them in the Agreement.

     IN WITNESS WHEREOF, Seller and Purchaser have caused this instrument to be duly executed and delivered as of _________ ___, 199__.



                                   SELLER


                                   ------------------------------------------
                                   By:
                                      ---------------------------------------
                                   Title:
                                      ---------------------------------------


                                   PURCHASER

                                   ------------------------------------------
                                   By:
                                      ---------------------------------------
                                   Title:
                                      ---------------------------------------







(North Central Ohio)

                                ATTACHMENT 3



                            LIMITED WARRANTY DEED
                            ---------------------
                                    (Ohio)

     __________________________________ a(n)_______________________________
("Grantor"), for valuable consideration paid, grants with limited warranty covenants, to _____________________________ a(n) _____________ ("Grantee"),
whose tax mailing address is ______________________________________, the real property described in EXHIBIT A attached hereto and made a part hereof, together with all buildings and improvements situated thereon and all rights, privileges and easements appurtenant thereto.

                    Title conveyed hereunder is subject to the encumbrances listed on EXHIBIT B attached hereto and made a part hereof

                    IN WITNESS WHEREOF, Grantor has executed this Limited Warranty Deed as of the ___ day of_________, 19__.


Signed and acknowledged
in the presence of:


---------------------------------------  ---------------------------------------
Print Name:                              a(n)
          -----------------------------      -----------------------------------

                                         By:
---------------------------------------  ---------------------------------------
Print Name:                              Name:
          -----------------------------       ----------------------------------
                                         Title
                                              ----------------------------------
STATE OF OHIO           )
                        ) SS:
COUNTY OF CUYAHOGA      )

     On this ____ day of__________, 19__, before me, a Notary Public in and for said County and State, personally appeared ______________________________, the ___________________ of_____________________________ a(n)
__________________________, who acknowledged    that _____ did sign the
foregoing Instrument on behalf of said _________________________ as such officer.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


(SEAL)
                                            -----------------------------------
                                            Notary Public

My commission expires:

---------------------------------


This instrument prepared by:

Patrick J. Flynn, Esq.
Thompson Hine & Flory LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114



(North Central Ohio)

                                   EXHIBIT A
                                   ---------

                               Legal Description


(North Central Ohio)
                                      S-18

                                   EXHIBIT B
                                   ---------

                             Permitted Encumbrances


North Central Ohio
                                      S-19

                                  ATTACHMENT 4


                [SEPARATE DOCUMENT FOR EACH REAL ESTATE LEASE]

                       ASSIGNMENT AND ASSUMPTION OF LEASE


                           ASSIGNMENT AND ASSUMPTION
                                    OF LEASE


         THIS ASSIGNMENT AND ASSUMPTION OF LEASE, made this _______ day of ___________, 19__, by and between KeyBank National Association, a national banking association ("Assignor") and ________________________________,
a(n)______________________________________________________ ("Assignee").


                                  WITNESSETH:

         WHEREAS, _______________________________ , as lessor, and KeyBank
National Association (1), as lessee, have entered into a certain lease dated _______________________ (the "Lease"), [a memorandum of which was filed for record on _________________ in Volume _____, Page ____ of ____________ County
records,] (2) pertaining to certain real property situated in the City of _________________, County of _________________, and State of New York, and more particularly described on Exhibit 1 attached hereto and made a part hereof
(said premises, together with   all of the      improvements thereon, and all
rights, privileges and appurtenances thereunto belonging being hereinafter collectively referred to as the "Leased Premises");

         WHEREAS, Assignor, as Seller, and Assignee, as Purchaser, have entered into a Branch Purchase and Assumption Agreement, dated as of______________
__, 199__, relating to certain branch banks including, without limitation, the branch bank located at the Leased Premises (the "Purchase Agreement");

         WHEREAS, pursuant to the terms of the Purchase Agreement, Assignor desires to assign its right, title and interest in and to the Lease and the Leased Premises to Assignee, and Assignee desires to have Assignor's right, title and interest in and to the Lease and the Leased Premises assigned to it;

         NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS that, in consideration of the mutual advantage accruing to each of the parties hereto and other good and valuable consideration, the receipt and sufficiency whereof are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

         1 . ASSIGNMENT. Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined) all of Assignor's right, title and interest, as lessee, in and to the Lease and the Leased Premises (including, without limitation, any rights to purchase all or any portion of the Leased Premises or to extend or renew the term of the Lease).


         2. ASSUMPTION. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees, from and after the Effective Date, to pay the lessee's obligations under the Lease, and assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of the Lease which are to be assumed, observed, performed and fulfilled by the lessee named therein in the same manner and to the same extent as if Assignee were the lessee named therein, subject to the proration provisions set forth in the Purchase Agreement.

         3. NO MERGER. In no event shall the leasehold interest, estate or right of Assignee, or of the holder of any mortgage upon the Lease, merge with any interest, estate or rights of the lessor under the Lease nor to the Leased Premises. Such leasehold interest, estate and rights of Assignee hereunder, and of the holder of any mortgage upon the Lease, shall be deemed to be separate and distinct from the interest, estate and rights of the lessor under the Lease in or to the Leased Premises, notwithstanding that any such interests, estate or rights shall at any time be held by or vested in the same person, corporation or other entity.

         4. REFERENCE TO PURCHASE AGREEMENT. This Assignment and Assumption of Lease is entered into by the parties pursuant to the terms of the Purchase Agreement to which reference is made for terms and provisions relating hereto, including, without limitation, those relating to prorations and indemnification.


------------------------

         1 IF ORIGINAL LESSEE IS PREDECESSOR TO KEYBANK NATIONAL ASSOCIATION, INSERT "KEYBANK NATIONAL ASSOCIATION AS PREDECESSOR IN INTEREST TO [PREDECESSOR]."

         2 THERE MAY NOT BE A MEMORANDUM OF LEASE.

(North Central Ohio)
                                     S-20

        5. EFFECTIVE DATE. This "Effective Date", as used herein, shall mean [select one] (a) the date this Assignment and Assumption of Lease is filed for record or (b) _________________________________, 19 .

        6. SUCCESSORS AND ASSIGNS. The terms and conditions of this Assignment and Assumption of Lease shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns.

        7. COUNTERPARTS. This Assignment and Assumption of Lease may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Lease to be duly executed on the day and year first set forth above.


Signed in the presence of                     ASSIGNOR:
  (as to both):
                                              KeyBank National Association

                                              By:
-------------------------------------            ------------------------------
Print Name:                                   Title:
           --------------------------               ---------------------------

                                              And:
-------------------------------------             -----------------------------
Print Name:                                   Title:
           --------------------------               ----------------------------



                                              ASSIGNEE:

                                              ---------------------------------

                                              By:
-------------------------------------            ------------------------------
Print Name:                                   Title:
           --------------------------               ---------------------------

                                              And:
-------------------------------------             -----------------------------
Print Name:                                   Title:
           --------------------------               ----------------------------






(North Central Ohio)

                                   SCHEDULE F

                              TRANSITIONAL MATTERS

 All capitalized terms shall have the meanings given to them in the Agreement.


TRANSITIONAL ACTIONS BY PURCHASER.

         (a) PAYMENT OF ASSUMED DEPOSIT LIABILITIES. After the Closing Date, Purchaser shall: (i) pay all properly drawn and presented checks, negotiable orders of withdrawal, drafts, debits, and other withdrawal orders presented to Purchaser by Assumed Deposit account customers, whether drawn on checks, negotiable orders of withdrawal, drafts, or other withdrawal order forms provided by Seller or by Purchaser; (ii) in all other respects discharge, in the usual course of the banking business, the duties and obligations of Seller with respect to the balances due and owing to the Assumed Deposit account customers; provided, however, that Purchaser's obligations pursuant to this paragraph to honor checks, negotiable orders of withdrawal drafts, and other withdrawal orders on forms provided by Seller and carrying its imprint (including its name and transit routing number) shall not apply to any such check, negotiable order of withdrawal draft, or other withdrawal order presented to Purchaser more than ninety (90) days following the Closing Date.

         (b) CUSTOMER DEMAND FOR TERMINATION OF ASSUMED DEPOSIT LIABILITIES. Purchaser hereby acknowledges that if, after the Closing Date, any Assumed Deposit account customers, instead of accepting the obligation of Purchaser to pay the Assumed Deposit liabilities (including accrued interest thereon) assumed hereunder, shall demand payment from Seller for all or any part of any such Assumed Deposit liabilities (including accrued interest thereon), Seller shall not be liable or responsible for making such payment. If any such depositors draw a check, draft, or withdrawal order against the Assumed Deposit liabilities which is presented or delivered to Seller not later than ninety (90) days after the Closing Date, Seller shall use its reasonable efforts to batch all such checks, drafts, or withdrawal orders and to deliver the same to Purchaser at Purchaser's cost. Purchaser acknowledges that any delay, failure, or inability on its part to comply with the obligations imposed upon it as a depository institution under applicable federal or state law, with regard to such checks, drafts, or withdrawal orders shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement. In the event Seller, in its sole discretion, should pay any such check, draft, or withdrawal order, Purchaser shall immediately, upon demand by Seller, reimburse Seller for such payment or charge. Seller shall not be deemed to have made any representations or warranties to Purchaser with respect to any such checks, drafts, or withdrawal orders and any such representations or warranties implied by law are hereby disclaimed and are the responsibility of Purchaser, except that Seller shall be chargeable with the warranties and representations implied by law with respect to any such check, draft, or withdrawal order which may be paid by Seller over the counter.

         (c) DELIVERY OF PURCHASER'S CHECK FORMS. Purchaser shall, on or before the Closing Date, at its sole cost and expense, notify all such customers by letter, in a form reasonably acceptable to Seller, of Purchaser's assumption of Assumed Deposit liabilities (which shall include a notification to those Assumed Deposit account customers whose accounts are then covered by any type of overdraft protection offered by Seller, that from and after the Closing Date all such overdraft protection from Seller shall terminate) and furnish each Assumed Deposit account customer with checks using the forms of Purchaser and with instructions to the customer to utilize such checks on Purchaser's forms on and after the Closing
                  Date and thereafter to destroy any unused checks on Seller's forms; such notice and such delivery of checks by Purchaser shall be by first class U.S. mail.

         (d) UNCOLLECTED CHECKS RETURNED TO SELLER. Purchaser shall promptly pay to Seller an amount equivalent to the amount of any checks, negotiable orders of withdrawal drafts, or any other withdrawal orders (net of the applicable Deposit Premium paid by Purchaser with respect to the Assumed Deposit liabilities represented by any such instrument) credited as of the Closing Date to any Assumed Deposit accounts which are returned uncollected to Seller after the Closing Date and which shall include an amount equivalent to holds placed upon such Assumed Deposit accounts for items cashed by Seller (net of the applicable Deposit Premium paid by Purchaser with respect to the Assumed Deposit liabilities represented by any such instrument), as of the Closing Date which items are subsequently dishonored; provided, however, that if Seller shall have failed to make or properly reflect in the information provided to Purchaser any provisional credit or hold on any such Assumed Deposit accounts in respect of uncollected funds represented by any such item, Purchaser's obligations under this subsection (d) in respect of such item shall be limited to the amount of collected funds in such Assumed Deposit accounts.

         (e) DEFAULT ON LOAN PAYMENTS TO SELLER. If the balance due on any Loan which constitutes an Asset has been reduced by Seller as a result of a payment by check or draft received prior to the Closing Date, which item is returned to Seller after the Closing Date, the asset value represented by such Loan shall be correspondingly increased and an amount in cash equal to such increase shall be promptly paid by Purchaser to Seller.

         (f) NOTICES TO OBLIGORS ON LOANS. Purchaser shall, prior to the Closing Date, prepare and transmit, at Purchaser's sole cost and expense, to each obligor on each Loan which constitutes an Asset, a notice to the effect that the Loan has been transferred and directing that payments be made to Purchaser at any address of Purchaser specified by Purchaser, with Purchaser's name as payee




(North Central Ohio)
         on any checks or other instruments used to make such payments, and, with respect to all such Loans on which payment notices or coupon books have been issued, to issue new notices or coupon books reflecting the name and an address of Purchaser as the person to whom and place at which payments are to be made.

(g) DATA PROCESSING. All tasks and obligations concerning the provision of data processing services to or for the Branches after the Closing Date, other than those specifically set forth in, and to the extent assumed by Seller pursuant to Paragraph (a) of "Transitional Actions By
         Seller" herein and shall be performed solely and exclusively by, the Purchaser. Purchaser acknowledges its assumption of all such tasks and obligations, and further acknowledges that any delay, failure, or inability on its part to perform such tasks or to comply with such obligations, except as and to the extent attributable to any delay, failure, or inability on the part of Seller in performing those tasks or complying with those obligations specifically set forth in, and to the extent assumed by Seller pursuant to paragraph (a) of "Transitional Actions By Seller," shall not result in any liability or obligation of Seller and shall not affect any of the rights of Seller under this Agreement.

(h) NEW TELEPHONE NUMBERS. Purchaser shall, at least ten (10) days prior to the Closing Date, obtain new telephone numbers for the Branches in Purchaser's name.

(i) NEW ATM/DEBIT CARDS. Purchaser shall, prior to the Closing, furnish ATM/Debit cards to Assumed Deposit account customers to replace Seller's ATM/Debit cards. Purchaser shall notify affected customers to destroy the old ATM/Debit cards and shall notify customers of standard withdrawal limits for the weekend immediately following the Closing Date.

(j) SECURITY FOR PUBLIC DEPOSITS. If public deposits constitute any of the Assumed Deposits, Purchaser shall, not later than midnight on the Business Day immediately following the Closing Date, supply suitable government-backed securities as security for any deposits of govermental units included among the Assumed Deposit liabilities for which Seller had provided similar security.

(k) BRANCH CLOSINGS. If Purchaser intends to close any Branches after the Closing Date, Purchaser shall be entirely and solely responsible for the delivery of any required notices to any regulatory agencies or customers. Purchaser shall not be permitted to deliver or otherwise provide any notices to any regulatory agencies or customers regarding the proposed closing of any Branch prior to the receipt of all Regulatory Approvals. Notwithstanding this paragraph (k), the Closing will occur as set forth in Article VII of the Agreement.

(1) NOTICES TO CUSTOMERS. Subsequent to the procurement of all Regulatory Approvals, and at its sole cost and expense, Purchaser will notify Assumed Deposit account customers by letter in a form reasonably acceptable to Seller of the pending transaction utilizing Seller's files to create the mailing.

TRANSITIONAL ACTIONS BY SELLER.

(a)      SELLER'S RESPONSIBILITY REGARDING DATA PROCESSING. Not later than two
         (2) months prior to the Closing Date, Seller shall provide Purchaser with applicable product functions, file formats and the first set of test tapes related to the accounts that will be transferred to Purchaser hereunder. The test files defined by the file formats shall be extracts of current master files as they exist on the Seller's system. The number of files to be produced by Seller shall be two (2) versions of test files and one (1) version of the production/divestiture files.

         As early as practicable after the Closing Date, Seller shall produce the production/divestiture file tapes and a trial balance of records of account containing the pertinent data and descriptive information relating to the Accounts and provide such data and information to Purchaser provided, however, that such data and information shall not include either detailed transaction history or overdraft protection information. Except as otherwise provided above, Seller shall bear all normal and reasonable costs and expenses relating to the performance of its obligations pursuant to this paragraph. Seller warrants and represents that the information contained on such tapes is accurate and correct in all material respects as of the time given. Seller shall have no responsibility for the difference, if any, between its methods of accrual of interest or other amounts payable with respect to Accounts and Purchaser's methods of accrual of interest and other amounts payable with respect to deposit, loan, and safety deposit accounts and business.

(b) TRAINING OF BRANCH EMPLOYEES BY PURCHASER. Prior to the Closing Date, Seller shall cooperate with Purchaser, at Purchaser's sole cost and expense, in making Branch Employees available at reasonable times for whatever program of training Purchaser deems advisable; provided, however, that Purchaser shall conduct such training program in a manner that does not materially interfere with or prevent the performance of the normal duties and activities of such Branch Employees.

(c) INSTALLATION OF EQUIPMENT BY PURCHASER. During the period following receipt of all Regulatory Approvals until the Closing Date, Seller shall cooperate with and permit Purchaser, at Purchaser's option and sole cost and expense, to make provision for the installation of teller equipment in the Branches; provided, however, that Purchaser shall arrange for the installation of such equipment at such times and in a manner that does not significantly interfere with the normal business activities and operation of the Branches.

(North Central Ohio)

(d) IRA DOCUMENTATION. Seller shall cooperate with Purchaser in securing proper documentation of change in custodian for any IRA account which is included in the Assumed Deposit liabilities of the Branch.

(e) STATEMENTS TO CUSTOMERS. At Seller's sole cost and expense, Seller shall issue, as of the Closing Date, standard account statements for each statement savings, NOW, and checking account included in the Assumed Deposit liabilities. Passbook transaction information that has not been posted to a passbook as of the Closing Date will be passed by Seller to Purchaser via paper report listings or magnetic tape. Purchaser shall be responsible for posting on passbooks the transactions reflected on such paper report listings or magnetic tape for passbook accounts.

(f) PAYMENT OF ACCRUED INTEREST. Seller will credit the Assumed Deposit accounts with interest earned on such Assumed Deposit accounts through the Closing Date.

(g) DEACTIVATION OF ATMS AND ATMIDEBIT CARDS. Seller will deactivate all ATM/Debit cards issued with respect to all Assumed Deposit accounts and will electronically block access of those cards to the Assumed Deposit accounts, and will deactivate the ATMs not later than 3:00 p.m. on the Closing Date.

TRANSITIONAL ACTION BY BOTH PARTIES.

(a) COOPERATION IN TRANSACTION. Purchaser and Seller shall use their best efforts to cooperate with each other in assuring an orderly transition of ownership of the Assets and responsibility for the Assumed Deposit liabilities for a period of sixty (60) days following the Closing Date, or such longer period as may be specified in this Agreement with respect to specific actions.

(b) AUTOMATED CLEARING HOUSE SYSTEM. After the Closing Date, Purchaser will make every reasonable effort to notify all originators of Automated Clearing House ("ACH") entries affecting Assumed Deposit accounts or Loans which constitute Assets of the terms and effect of the transaction. For a period of ninety (90) days after the Closing Date, on each business day, Seller will deliver to Purchaser each previous business day's transactions via an ACH format tape or paper listing of all ACH entries received by Seller for debit or credit to such a Loan or Assumed Deposit accounts, accompanied by either a check, or deposit advice to a settlement account with the Seller, for the amount by which such credits exceed debits or an invoice, or charge advice to a settlement account with the Seller, for the amount by which such debits exceed credits, which invoice shall be paid by Purchaser on the same Business Day if received before 12:00 noon local time or on the next Business Day if received after 12:00 noon local time.

(c) LOSS DUE TO LATE POSTING. In the event of loss due to the late posting and late return to the bank of first deposit (as defined in Regulation
         CC) on closed Assumed Deposit accounts, Purchaser and Seller agree to share any such loss equally between them.

(d) ASSUMED DEPOSIT ACCOUNTS OVERDRAFTS. Assumed Deposit accounts overdrafts approved with respect to ledger dates on or after the Closing Date will be the responsibility and risk of Purchaser. Assumed Deposit accounts overdrafts approved with respect to ledger dates more than five (5) days prior to the Closing Date will be the responsibility and risk of the Seller. Assumed Deposit accounts overdrafts approved with respect to ledger dates during the period from five (5) days prior to the Closing Date to the day prior to the Closing Date, inclusive, will initially be the responsibility and risk of Purchaser; provided, however, that Purchaser shall have the right to retransfer any such overdrafts (other than overdrafts of customers who are specifically identified in writing by Purchaser to Seller not less than five (5) days prior to the Closing Date) back to Seller for its responsibility and risk within five (5) days following the Closing Date, and Seller will repurchase all rights in respect of such overdrafts from Purchaser for the amount of the overdrafts outstanding at the time they retransferred back to Seller (net of any Deposit Premium paid by Purchaser to Seller attributable to such overdrafts), and provided further, that Purchaser has closed all Assumed Deposit accounts on which such overdrafts exist not later than the date of their retransfer.

(e) SIGNAGE. During the seven (7) day period immediately preceding the Closing Date, Seller shall cooperate with any reasonable request of Purchaser directed to accomplishing the installation of signage of Purchaser's choosing at the Branches prior to the Closing Date; provided, however, that all such installations shall be at the sole cost and expense of Purchaser, that such installations shall be performed in such a manner that does not significantly interfere with the normal business activities and operations of the Branches and that all such installed signage shall be covered in such a way as to be unreadable at all times prior to the Closing Date. Immediately following the Closing Date, Seller shall, at its sole cost and expense, commence activities directed to accomplishing the removal of all of Seller's existing signage at the Branches and will diligently pursue such activities in good faith so that such removal may be effected as promptly as practicable following the Closing.

(f) INTEREST REPORTING AND WITHHOLDING. Unless otherwise agreed to by the parties, Seller will report to applicable taxing authorities and holders of Assumed Deposit accounts transferred on the Closing Date, with respect to all periods prior to the Closing Date, all interest credit to, withheld from and any early withdrawal penalties imposed upon the Assumed Deposit accounts and Purchaser will report to the applicable taxing authorities and holders of Assumed Deposit accounts, with respect to all periods commencing after the Closing Date all such interest credited to, withheld from and early withdrawal penalties imposed upon such Assumed Deposit accounts. Seller will continue backup withholding and remittance through the Closing Date. Any amounts required by any governmental agencies to be withheld from any of the Assumed Deposit accounts through the Closing Date will be withheld by Seller in accordance with applicable law or appropriate notice from any governmental agency and will be remitted by Seller to the appropriate agency on or prior to the applicable due date. Any such withholding required to be made subsequent to the Closing

(North Central Ohio)

Date shall be withheld by Purchaser in accordance with applicable law or the appropriate notice from any governmental agency and will be remitted by Purchaser to the appropriate agency on or prior to the applicable due date.

Unless otherwise agreed by the parties, Seller shall be responsible for delivering to payees all IRS notices with respect to information reporting and tax identification numbers required to be delivered for all periods through the Closing Date with respect to the Assumed Deposit accounts, and Purchaser shall be responsible for delivery to payees all such notices required to be delivered for all periods following the Closing Date with respect to the Assumed Deposit accounts. Purchaser and Seller shall, prior to the Closing Date, consult (and Seller shall take such actions as are necessary) to permit Purchaser timely to deliver notices required to be delivered in the post-Closing period.

Unless otherwise agreed by the parties, Seller will make all required reports to applicable tax authorities and to obligors on Loans purchased on the Closing Date, with respect to all periods through the Closing Date, concerning all interest and points received by the Seller. Purchaser will make all required reports to applicable tax authorities and to obligors on Loans purchased on the Closing Date, with respect to all periods beginning the date after the Closing Date, concerning all such interest and points received. Seller shall bear the responsibility and liability for and pay all penalties associated with missing taxpayer identification numbers and U.S. Treasury reclamations, and any failures to comply with IRS regulations that occurred prior to the Closing Date.



(North Central Ohio)

                                   SCHEDULE G

                         LANDLORD ESTOPPEL CERTIFICATE






FORM OF LESSOR ESTOPPEL CERTIFICATE

[Purchaser's name]
c/o KeyBank National Association
127 Public Square
Cleveland, Ohio 44115

Attention: _____________________


Gentlemen:

        The undersigned is the lessor (the "Lessor"), under that certain lease dated ________, a copy of which is attached hereto as Exhibit 1 (as amended as described herein, the "Lease"), by and between Lessor, as lessor, and KeyBank National Association(3), as lessee ("Lessee") [,a memorandum of which was recorded in Volume __, at Page ___ of________ County Records].(4)

         The undersigned understands that this certificate is requested with respect to a proposed assignment (the "Assignment") of the lessee's interest under the Lease and the property subject thereto, from KeyBank National Association ("Assignor") to___________________________________________________
("Assignee") and that each of you and your successors and assigns will rely on this certificate in making and accepting such an assignment.

         In connection with the Lease and the proposed Assignment, the undersigned hereby certify, represent and agree as follows:

         l. The Lease is in full force and effect in the form attached hereto and has not been amended, modified, supplemented, canceled or superseded except as follows: __________________________________________________________.

         2. The current term of the Lease expires on ____________. The current base rent under the Lease is $__________ per year payable ______. In addition, Leasee is obligated to pay to Lessor additional rent in the amount of $____________ for operating expenses, $______________ for taxes, and $_______________ for [please specify] __________________________________ for the current lease year payable ________________________________. Such base rent and other charges are the only amounts payable to Lessor under the Lease.

                3. All rent and other payments required to be paid by Lessee under the Lease has been paid through________________________________.

                4. Rent and other payments and notices should be forwarded to Lessor at the following address(es):


--------------------
--------------------
--------------------


                5. Lessee is not in default of any of its obligations under the Lease, and no condition exists which, with the passage of time, the giving of notice or otherwise, would constitute a default by Lessee of any of its obligations under the Lease.


--------------------

                3 IF ORIGINAL LESSEE IS PREDECESSOR TO KEYBANK NATIONAL ASSOCIATION, INSERT "KEYBANK NATIONAL ASSOCIATION AS PREDECESSOR IN INTEREST TO [PREDECESSOR]."

                4 THERE MAY NOT BE A MEMORANDUM OF LEASE.



(North Central Ohio)

                6. Lessor hereby consents to either (at Lessee's option in its sole discretion) an assignment of the Lease or to a sublease of the property subject to the Lease, by Lessee to the Assignee named above, provided, however, that said consent is limited to the transaction contemplated hereby and shall not be deemed to be a consent or a waiver of the necessity of consent to any future assignment or sublease.

                7. As of the Effective Date of the Assignment (as "Effective Date" is defined in the Assignment and Assumption of Lease to be executed in connection with the Assignment), Lessor shall release, and Lessor does hereby release, Assignor from all obligations and liabilities arising under the Lease from and after the Effective Date, provided that all such obligations and liabilities are assumed in writing by Assignee.


                                  Lessor

                                  By:
                                     ---------------------------------------
                                  Title:
                                       -------------------------------------

                                  And:
                                      --------------------------------------
                                  Title:
                                        ------------------------------------


(North Central Ohio)
                                      S-27

ATTACHMENT (LEASE)



                                   EXHIBIT 1
                                   ---------

                                     LEASE


(North Central Ohio)

                                   SCHEDULE H


                Restricted Cities, Villages, Towns and Townships

                                    Bucyrus
                                   Crestline
                                     Cygnet
                                     Galion
                                     Tiffin
                                     Wayne
                                    Willard

                                AMENDMENT NO. 1
                    BRANCH PURCHASE AND ASSUMPTION AGREEMENT

        This Amendment No.1 (this "Amendment") dated as of ____________, 1997, is entered into by and between KeyBank National Association, a national banking association (the "Seller") and Signal Bank, National Association (formerly, First Federal Savings and Loan Association of Wooster) (the "Purchaser").

SECTION 1. BRANCH PURCHASE AND ASSUMPTION AGREEMENT

        Reference is made to the Branch Purchase and Assumption Agreement dated as of May 16, 1997 (the "Agreement") regarding Purchaser's purchase of certain assets and assumption of certain liabilities of seven (7) branches from Seller. Unless otherwise changed in this Amendment, terms used herein, which are defined in the Agreement, are used herein with the meanings therein described to them. The Agreement as amended by this Amendment is and shall continue to be in full force and effect and shall not be affected by this Amendment except and only to the extent specified herein.

        The Agreement provided that the Closing of the transaction would be effective at 11:59 p.m. on Friday, September 12, 1997. The purpose of this Amendment is to modify the Agreement to reflect that the transaction will close on Friday, September 12, 1997, but will have an Effective Time (as that term is defined herein) as of 12:01 a.m. Monday, September 15, 1997.

SECTION 2. AMENDMENTS TO THE AGREEMENT

                  2.1. Amendments to Article I; The Transaction. Article I of the Agreement shall be and hereby is amended as follows:

                  2.1.1. Section 1.01 is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.2. Section 1.02(a)(iv) is amended, such that each reference to the term "Closing" is deleted and in place thereof, in each instance, is inserted the term "Effective Time" .

                  2.1.3. Section 1.02(a)(v) is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.4. Section 1.02(a)(vi) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.5. Section 1.02(b) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

                  2.1.6. Section 1.02(b)(i) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

                2.1.7. Section 1.02(b)(ii) is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                2.1.8. Section 1.03(a) is amended and restated as follows:

                (a) PRELIMINARY CLOSING STATEMENT. Not less than five (5) days prior to the Closing Date, Seller shall deliver to Purchaser a proposed preliminary closing statement, in the form of Schedule B to this Agreement, completed as at a date mutually agreed to by the parties. The parties shall agree upon the preliminary closing statement before the Closing, and it shall be the basis of a preliminary payment to be made to Purchaser's account on the Closing Date, or to Seller's account at the Closing, as the case may be (the "Preliminary Payment").

                2.1.8. Section 1.03(b) is amended and restated as follows:

                (b) PRELIMINARY PAYMENT. Subject to the terms and conditions hereof, by no later than 12:00 p.m. on the Closing Date, Seller shall wire transfer to Purchaser immediately available funds equal to: (i) the sum of (A) the amount of the Assumed Deposits (including accrued and unpaid interest thereon) reflected on the preliminary closing statement; (B) the amount of all accrued and unpaid expenses reflected as a liability on the preliminary closing statement; and (C) the aggregate of all prepaid safe deposit rental payments prorated to the Effective Time; LESS (li) an amount equal to the sum of: (A) 12.15% of the Assumed Deposits based upon an estimated 30-day average prior to the Effective Time; (B) the amount of cash on hand at the Branches as reflected on the preliminary closing statement;
                (C) the sum of $192,000, representing the Agreed Value of all furniture, fixtures, and equipment constituting part of the Assets; (D) the Agreed Value of the Owned Real Estate and the Leased Real Estate; (E) the amount of all prepaid expenses of Seller as reflected as an asset on the preliminary closing statement; (F) the Net Book Value of all Loans, plus accrued and unpaid interest thereon as reflected on the preliminary closing statement; and (G) the amount of estimated sales taxes, if any, to be paid by Purchaser in connection with the transaction contemplated hereby.

                2.1.9. Section 1.04 is amended, such that the reference to the phrase to "at Closing" in the last sentence of this Section 1.04 is deleted and in place thereof is inserted the phrase "on the Closing Date or at the Closing, as the case may be".

                2.1.10. Section 1.08(c) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Closing Date"; and Section 1.08(c) is further amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".


 (North Central Ohio)
                                        2

                2.1.11. Section 1.09 is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Effective Time".

        2.2. AMENDMENTS TO ARTICLE II; OBLIGATIONS OF THE PARTIES PRIOR TO THE CLOSING DATE. Article II of the Agreement shall be and hereby is amended as follows:

                2.2.1. Section 2.01(d) is amended and restated in its entirety as follows:

         (d) INSURANCE. Seller will maintain in effect until the Effective Time all casualty and public liability policies relating to the Branches and maintained by Seller on the date hereof or procure comparable replacement policies and maintain such replacement policies in effect until the Effective Time.

                2.2.2. Section 2.02 is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Closing".

         2.3. AMENDMENTS TO ARTICLE III; REPRESENTATIONS AND WARRANTIES. Article III of the Agreement shall be and hereby is amended as follows:

                 2.3.1. Section 3.03 is amended, such that each reference to the term "Closing" is deleted and in place thereof, in each instance, is inserted the term "Closing Date".

        2.4. AMENDMENTS TO ARTICLE IV; EMPLOYEE BENEFITS. Article IV of the Agreement shall be and hereby is amended as follows:

                2.4.1. Section 4.02(c) is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                2.4.2. The second sentence of Section 4.02(e) is amended and restated in its entirety as follows:

             Effective as of the Closing Date, Purchaser shall assume liability for all severance benefits payable to any Branch Employee who is terminated by Purchaser on or after the Closing Date.

                2.4.3. Section 4.04 is amended, such that the initial phrase "On and after the Closing Date" is deleted and in place thereof is inserted the phrase "Effective upon the Closing Date".


(North Central Ohio)

         2.5 AMENDMENTS TO ARTICLE VI; CONDITIONS PRECEDENT TO CLOSING. Article VI of the Agreement shall be and hereby is amended as follows:

                  2.5.1. Section 6.01(b) is amended, such that the first and third references to the term "Closing Date" are deleted and in place thereof, in each instance, is inserted the term "Closing".

                  2.5.2. Section 6.01(c) is amended, such that the first and third references to the term "Closing Date" are deleted and in place thereof, in each instance, is inserted the term "Closing".

                  2.5.3. Section 6.03 is amended, such that each reference to the term "Closing Date" in the first sentence of this Section 6.03 is deleted and in place thereof, in each instance, is inserted the term "Closing"; and Section 6.03 is further amended, such that the first reference to the term "Closing Date" in the second sentence of this
         Section 6.03 is deleted and in place thereof is inserted the term "Closing".

         2.6. AMENDMENTS TO ARTICLE VII; CLOSING. Article VII of the Agreement shall be and hereby is amended as follows:

                  2.6.1. Section 7.01 is amended and restated in its entirety to read as follows:

                  7.01 CLOSING, CLOSING DATE AND EFFECTIVE TIME. The Transaction contemplated hereby shall occur at a closing (the "Closing") to be held in the offices of Seller, located at 127 Public Square, Cleveland, Ohio 44114, or via courier or facsimile transmission as Seller may designate, on Friday, September 12,1997, or such other date as Seller in its discretion may designate, which date shall be reasonably acceptable to Purchaser. The "Closing Date" shall be Monday, September 15,1997. The "Effective Time" of this Agreement for purposes of making calculations and for other purposes specifically referred to in this Agreement shall be as of 12:01 a.m. on Monday, September 15,1997. In addition, the Closing shall be deemed to have been consummated and final as of the Effective Time. All actions taken and documents delivered at the Closing will be deemed to have been taken and executed simultaneously, and no action will be deemed taken nor any document deemed delivered until all have been taken and delivered. Both parties acknowledge that time is of the essence With respect to consummating the transactions contemplated hereby.

(North Central Ohio)

                  2.6.2. Section 7.03 is added to Article VII as follows:

                  7.03 RECORDED INSTRUMENTS. If any instrument of transfer Contemplated herein shall be filed or recorded in any public record before the Closing Date and thereafter the transaction is not consummated, then at the request of Seller, Purchaser will deliver (or execute and deliver) such instruments and take such other action as Seller shall reasonably request to revoke such purported transfer and to record any additional transfers as are necessary to record property in the name of the Seller.

         2.7. AMENDMENTS TO ARTICLE IX; GENERAL COVENANTS. Article IX of the Agreement shall be and hereby is amended as follows:

                  2.7.1. Section 9.03 is amended, such that the first reference to the phrase "at the Closing" is deleted and in place thereof is inserted the phrase "on the Closing Date or at the Closing, as the case may be"; and Section 9.03 is further amended, such that the second reference to the term "Closing" is deleted and in place thereof is inserted the phrase "Closing Date or the Closing, respectively,".

                  2.7.2. Section 9.06 is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

        2.8. AMENDMENTS TO ARTICLE XI; TERMINATION. Article XI of the Agreement shall be and hereby is amended as follows:

                  2.8.1. Section 11.01(a) is amended, such that the phrase "the earlier of" is deleted.

                  2.8.2. Section 11.01(d) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Closing Date".

                   2.8.3. Section 11.01(e) is amended, such that the reference to the term "Closing" is deleted and in place thereof is inserted the term "Closing Date".

        2.9. AMENDMENTS TO SCHEDULE E. Schedule E to the Agreement shall be and hereby is amended as follows:

                   2.9. l. The paragraph entitled "Delivery of Documentation" set forth under the Section "Seller's Actions at the Closing" is amended and restated as follows:

                  DELIVEIY OF DOCUMENTATION. Execute, acknowledge, and/or deliver to Purchaser, dated as of the Closing Date, the certificates of Seller contemplated by Section 6.01, the Bill of Sale and Receipt in the form of Attachment 2, Limited Warranty Deed in the form of Attachment 3 for the Owned Real Estate upon which each Branch is situated dated as of the Closing and effective upon recording, the



(North Central Ohio)
                                       5

                  Assignment and Assumption of Lease in the form of Attachment 4 for the Leased Real Estate Upon which each Branch is situated, all other documents required to be delivered to Purchaser by Seller at the Closing pursuant to the terms of this Agreement, and any other documents which Purchaser has identified to Seller at a reasonable time prior to the Closing that are necessary or reasonably advisable to consummate the transaction contemplated by the Agreement.

                  2.9.2. The paragraph entitled "Delivery of Funds" set forth under the Section "Seller's Actions at the Closing" is amended and restated as follows:

                  DELIVERY OF FUNDS. Deliver to Purchaser any funds required to be paid by Seller to Purchaser no later than 12:00 p.m. on the Closing Date pursuant to the terms of this Agreement.

                  2.9.3. Attachment 1: Instrument of Assumption, paragraph (b) is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

        2.10. AMENDMENTS TO SCHEDULE F; TRANSITIONAL MATTERS. Schedule F to the Agreement shall be and hereby is amended as follows:

                  2.10.1. Schedule F, paragraph (a) under the heading "Transitional Actions by Purchaser" is amended, such that the first sentence is restated as follows: "From and after the Effective Time, Purchaser shall: (i) . . ."

                  2.10.2. Schedule F, paragraph (b) under the heading "Transitional Actions by Purchaser" is amended such that the reference to the term "Closing Date" in the first sentence is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.3. Schedule F, paragraph (c) under the heading "Transitional Actions by Purchaser" is amended, such that the second reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.4. Schedule F, paragraph (d) under the heading "Transitional Actions by Purchaser" is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                  2.10.5. Schedule F, paragraph (e) under the heading "Transitional Actions by Purchaser" is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time" .

                  2.10.6. Schedule F, paragraph (g) under the heading "Transitional Actions by Purchaser" is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

(North Central Ohio)
                                        6

                  2.10.7. Schedule F, paragraph (i) under the heading "Transitional Actions by Purchaser" is amended, such that the second sentence is restated as follows: "Purchaser shall notify affected customers to destroy the old ATM/Debit cards and shall notify customers of standard withdrawal limits beginning on the date of the Closing."

                  2.10.8. Schedule F, the second paragraph of paragraph (a) under the heading "Transitional Actions by Seller" is amended, such that the phrase "As early as practicable after the Closing Date" is deleted and in place thereof is inserted the phrase "No later than the Closing Date".

                  2.10.9. Schedule F, paragraph (f) under the heading "Transitional Actions by Seller" is amended, such that the reference to the term "Closing Date" is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.10. Schedule F, paragraph (g) under the heading "Transitional Actions by Seller" is amended such that the phrase "on the Closing Date" is deleted and in place thereof is inserted the phrase "on the date of the Closing".

                  2.10.11. Schedule F under the heading "Transitional Actions by Seller" is amended, such that a new paragraph (h) is inserted to read as follows:

                  (h) OPERATION OF THE BRANCHES. During the weekend immediately preceding the Closing Date, Seller shall not open the Branches for the conduct of business.

                  2.10.12. Schedule F, paragraph (b) under the heading "Transitional Action by Both Parties" is amended, such that the reference to the term "Closing Date" in the first sentence is deleted and in place thereof is inserted the term "Effective Time".

                  2.10.13. Schedule F, paragraph (e) under the heading "Transitional Action by Both Parties" is amended, such that each reference to the term "Closing Date" in the last sentence is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

                  2.10.14. Schedule F, paragraph (f) under the heading "Transitional Action by Both Parties" is amended, such that each reference to the term "Closing Date" is deleted and in place thereof, in each instance, is inserted the term "Effective Time".

SECTION 3. MISCELLANEOUS

        3.1 COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be an original, by all of which shall constitute one and the same agreement.

        3.2 HEADINGS. The section headings set forth in this Amendment are for convenience only and shall not affect the construction hereof.

(North central Ohio)
                                        7

        3.3 ENTIRE AGREEMENT. This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter. This Amendment supersedes all prior agreements and understandings between the parties, both written and oral, with respect to its subject matter.

        IN WITNESS WHEREOF, the parties have Caused this Amendment to be duly executed as a relevant instrument by their duly authorized officer as of the day and year first written above.


                                SIGNAL BANK, NATIONAL ASSOCIATION

                                By:_______________________________

                                Title:____________________________

                                      KEYBANK NATIONAL ASSOCIATION

                                By:_______________________________

                                Title:____________________________

                                (North Central Ohio)
                                        8